As filed with the Securities and Exchange Commission on December 1, 2017

Registration No. 333-214321

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-1

on

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

digital turbine, inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2267658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

GUARANTORS LISTED ON SCHEDULE A HERETO

110 San Antonio Street

Suite #160

Austin, Texas 78701

(512) 387-7717

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barrett Garrison

Chief Financial Officer

Digital Turbine, Inc.

110 San Antonio Street

Suite #160

Austin, Texas 78701

(512) 387-7717

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ben D. Orlanski, Esq.

Matthew S. O’Loughlin, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, CA 90064

(310) 312-4000

(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

The address for each of the guarantors listed below is 110 San Antonio Street, Suite #160, Austin, Texas 78701. The primary standard industrial classification code number for each of the guarantors listed below is 6794. The guarantors, the jurisdiction of incorporation or organization for each guarantor and the IRS employer identification number (or other organizational number for non-U.S. guarantors), for each guarantor is listed below.

Exact name of registrant as specified in its charter (or equivalent)	Jurisdiction of incorporation or organization	IRS employer identification no. (Organizational no. for non-U.S. guarantors)
Digital Turbine USA, Inc.	Delaware	45-3982329
Digital Turbine Media, Inc.	Delaware	26-2346340
Digital Turbine (EMEA) Ltd.	Israel	514802875
Digital Turbine Asia Pacific Pty Ltd.	Australia	TAX 791741061

EXPLANATORY NOTE

On October 28, 2016, Digital Turbine, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-214321) (the “Registration Statement” or the “Form S-1”), which was amended by pre-effective amendments filed on December 23, 2016, January 6, 2017 and January 23, 2017. The Registration Statement was declared effective by the SEC on January 31, 2017.

The Form S-1 initially registered the offer and sale of up to $16,000,000 of 8.75% Convertible Notes due 2020 (the “convertible notes”), investor warrants to purchase up to 4,355,600 shares of the Company’s common stock (the “investor warrants”), up to 11,730,240 shares of common stock issuable upon conversion of the convertible notes, up to 1,230,917, as updated as of October 20, 2017, shares of common stock issuable upon an early conversion of the convertible notes, up to 4,355,600 shares of common stock issuable upon exercise of the investor warrants and the guarantees of the convertible notes issued by the guarantors listed on Schedule A herein (collectively, the “Securities”).

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (this “Post-Effective Amendment”) is being filed to convert the Form S-1 into a registration statement on Form S-3, update the number of convertible notes registered that are still outstanding and to make other updates to the prospectus. All filing fees payable in connection with the registration of these Securities were previously paid by the Company in connection with the filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and the selling security holders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 1, 2017

PROSPECTUS

$10 million of 8.75% Convertible Notes Due 2020

(fully and unconditionally guaranteed by Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital

Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd.),

4,355,600 Warrants to Purchase Shares of Common Stock and

12,917,895 Shares of Common Stock Underlying the Convertible Notes (including as part of an Early Conversion Payment) and Warrants

Offered by the Selling Securityholders

This prospectus relates to the sale or other disposition of up to $10 million of our 8.75% Convertible due 2020, which we refer to as the convertible notes, investor warrants to purchase up to 4,355,600 shares of our common stock expiring in 2020, which we refer to as the investor warrants, up to 1,230,917 shares of common stock issuable in connection with an early conversion of the convertible notes in the event we are permitted to, and elect to, make payment in the form of common stock in lieu of cash, and up to 7,331,378 shares of common stock underlying the convertible notes and up to 4,355,600 shares of common stock underlying the investor warrants, in each case from time to time in one or more offerings. We refer to the convertible notes, investor warrants and the common stock underlying such convertible notes and investor warrants as the securities.

The convertible notes and the investor warrants offered under this prospectus by the selling securityholders were originally issued in a private placement that occurred on September 28, 2016. In September 2017, $6 million of convertible notes (out of the original $16 million in convertible notes issued) have been converted into shares of our common stock.

We will not receive any proceeds from the sale of the securities by the selling securityholders, however, we may receive up to approximately $5.9 million in gross proceeds from the exercise by the selling securityholders of the investor warrants offered under this prospectus.

Our common stock is listed on The NASDAQ Stock Market under the symbol “APPS.” On November 30, 2017, the last reported sale price of our common stock on The NASDAQ Stock Market was $1.76 per share. There is no public market for the convertible notes or the investor warrants and we do not intend to list the convertible notes or the investor warrants on any securities exchange or any quotation system.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 15 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling security holders have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date on the front of that document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. We do not imply or represent by delivering this prospectus that Digital Turbine, Inc., or its business, financial condition or operating results, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as of any time after such date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities that are described in this prospectus, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

 (i)

ABOUT THIS PROSPECTUS

As permitted under the rules of the Securities and Exchange Commission, or the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

The registration statement of which this prospectus is a part, including exhibits to that registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise indicates, references in this prospectus to “we,” “our”, “us”, “Digital Turbine”, or “the Company” refer to the business and operations of Digital Turbine, Inc. through its operating and wholly-owned subsidiaries, Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd, Digital Turbine Australia Pty Ltd, Digital Turbine Singapore Pte Ltd, Digital Turbine Luxembourg S.à.r.l., and Digital Turbine Germany GmbH, collectively “DT”.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, operating results and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.digitalturbine.com and our investor relations website is located at http://ir.digitalturbine.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus constitutes part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, the selling securityholders may offer from time to time up to an aggregate of up to $10 million of our 8.75% Convertible Notes due 2020 (the “convertible notes”), investor warrants to purchase 4,355,600 shares of our common stock expiring in 2020 (the “investor warrants”), 7,331,378 shares of common stock underlying the convertible notes and up to 4,355,600 shares of common stock underlying the investor warrants, and up to an additional 1,230,917 shares of common stock that may be issued as part of an early conversion payment in the event of an early conversion of the convertible notes in the event we are permitted to, and elect to, make such payment in the form of shares of our common stock in lieu of cash. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No.  001-35958):

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC on June 14, 2017 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on July 28, 2017);

•	Our Quarterly Reports on Form 10-Q for the period ended June 30, 2017 filed with the SEC on August 7, 2017 and for the period ended September 30, 2017 filed with the SEC on November 7, 2017;

•	Our Current Report on Form 8-K filed with the SEC on May 24, 2017; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 6, 2013 and any amendment or report filed with the SEC for the purpose of updating the description.

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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial filing of the registration statement that this prospectus is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Digital Turbine, Inc.

110 San Antonio Street

Suite #160

Austin, Texas 78701

(512) 387-7717

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	a decline in general economic conditions nationally and internationally;
•	decreased market demand for our products and services;
•	market acceptance and brand awareness of our products;
•	risks associated with the level of our secured and unsecured indebtedness;
•	ability to comply with financial covenants in outstanding indebtedness;
•	the ability to protect our intellectual property rights;
•	impact of any litigation or infringement actions brought against us;
•	competition from other providers and products based on pricing and other activities;
•	risks and costs in product development;
•	the potential for unforeseen or underestimated cash requirements or liabilities;
•	risks associated with adoption of our products among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our products);
•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale and customer adoption that either we or the market may expect;
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar;
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA);
•	varying and often unpredictable levels of orders;
•	the challenges inherent in technology development necessary to maintain the Company’s competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance in new products;
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources;
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control;
•	inability to raise capital to fund continuing operations;
•	changes in government regulation;
•	volatility in the price of our common stock and ability to satisfy exchange continued listing requirements; and
•	rapid and complex changes occurring in the mobile marketplace

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We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference herein, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. The actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some may inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see the section entitled “Risk Factors” beginning on page 15 of this prospectus, and the “Risk Factors” contained in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our securities discussed in this prospectus under “Risk Factors” beginning on page 15 of this prospectus and in the documents incorporated by reference into this prospectus, including our financial statements and the accompanying convertible notes.

Overview

Company Overview

Digital Turbine, through its subsidiaries, innovates at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, application advertisers, device original equipment manufacturers ("OEMs"), and other third parties to enable them to effectively monetize mobile content and generate higher-value user acquisition. We operate our business in two reportable segments – Advertising and Content.

Our Advertising business is comprised of two businesses:

•	Operator and Original Equipment Manufacturers ("O&O"), an advertiser solution for unique and exclusive carrier and OEM inventory which is comprised of services including:
o	Ignite™ ("Ignite"), a mobile device management platform with targeted application distribution capabilities, and
o	Other professional services directly related to the Ignite platform.
•	Advertiser and Publisher ("A&P"), a leading worldwide mobile user acquisition network which is comprised of the syndicated network.

Our Content business is comprised of services including:

•	Marketplace™ ("Marketplace"), an application and content store, and
•	Pay™ ("Pay"), a content management and mobile payment solution.

With global headquarters in Austin, Texas and offices in Durham, North Carolina, Berlin, San Francisco Singapore, Sydney and Tel Aviv, Digital Turbine’s solutions are available worldwide.

Information about Segment and Geographic Revenue

In the fourth quarter of fiscal 2015, we made certain segment realignments in order to conform to the way the Company manages segment performance.  This realignment was driven primarily by the acquisition of Appia, Inc. on March 6, 2015.  The Company has recast prior period amounts to provide visibility and comparability.  None of these changes impact our previously reported consolidated net revenue, gross margin, operating income, net income, or earnings per share.

We manage our business in three operating segments: Operators and OEMs, Advertisers and Publishers, and Content which are aggregated into two reportable segments: Advertising and Content. Information about segment and geographic revenue is set forth in Note 17 to our consolidated financial statements under Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2017 as incorporated by reference into this prospectus.

Available Information

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on our website at http://www.digitalturbine.com generally when such reports are available on the Securities and Exchange Commission (“SEC”) website. The contents of our website are not incorporated into this prospectus.

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The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Corporate Information

Our principal executive offices are located at 110 San Antonio Street #160 Austin, TX 78701 and our telephone number at that address is (512) 387-7717. Our website address is www.digitalturbine.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus. You can obtain additional information regarding our business by reading our Annual Report on Form 10-K/A for the year ended March 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and the other reports we file with the SEC. See “Where You Can Find More Information.”

Our common stock is listed on The NASDAQ Stock Market under the symbol “APPS.”

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PRIVATE PLACEMENT

This prospectus relates to the sale or other disposition by the selling security holders of the convertible notes, the investor warrants, and the shares of common stock underlying each of the convertible notes and investor warrants. All of these securities were originally issued to BTIG, LLC, as the initial purchaser, in a private placement that occurred on September 28, 2016. In September 2017, $6 million of convertible notes (out of the original $16 million in convertible notes issued) have been converted into shares of our common stock.

The Company received net proceeds in the private placement, after deducting the initial purchaser's discounts and commissions and offering expenses, of approximately $14.3 million. The proceeds from the private placement were used, in part, to repay approximately $11 million of secured indebtedness, consisting of approximately $3 million to Silicon Valley Bank and $8 million to North Atlantic Capital, retiring both such debts in their entirety.

The securities issued in the private placement were offered and sold to the initial purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

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THE OFFERING

The summary below describes the principal terms of the offering by the selling securityholders of convertible notes, investor warrants and the shares of common stock offered under this prospectus.

Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of our Capital Stock,” “Description of Convertible notes” and “Description of the Investor warrants” sections of this prospectus contain a more detailed description of the terms and conditions of the offered securities. As used in this section, “we,” “our,” and “us” refer to Digital Turbine, Inc. and not to its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

Issuer of the Securities	Digital Turbine, Inc.

Securities Offered by the Selling Security Holders

Up to $10,000,000 principal amount of 8.75% Convertible Notes due 2020, investor warrants to purchase 4,355,600 shares of our common stock and up to 7,331,378 shares of common stock underlying the convertible notes and up to 4,355,600 shares of common stock underlying the investor warrants (1). We have also included up to an additional 1,230,917 shares of common stock that may be issued as part of an Early Conversion Payment (as defined below) in the event we are permitted to, and elect to, make such payment in the form of shares of our common stock in lieu of cash.

In September 2017, $6 million of convertible notes (out of the original $16 million in convertible notes issued) have been converted into shares of our common stock.

Note Maturity	September 23, 2020, unless earlier converted, repurchased or redeemed.

Interest	8.75% per year. Interest on the convertible notes will accrue from and including the date of settlement of the convertible notes and will be payable semiannually in arrears on September 15 and March 15 of each year, beginning on March 15, 2017.

Investor warrants to Purchase Common Stock

The investor warrants are immediately exercisable at an initial exercise price of $1.364 per share and will expire on September 23, 2020.

The investor warrants are offered under the terms of a warrant agreement between the Company and U.S. Bank National Association, in its capacity as warrant agent. See “Description of the Investor warrants” in this prospectus.

Ranking of Convertible notes

The convertible notes are our general unsecured and unsubordinated obligations and rank:

•     senior in right of payment to any of our future indebtedness that is expressly subordinated to the convertible notes;

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•     equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness;

•     effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness (although we are not permitted to incur any secured or unsecured indebtedness subject to limited exceptions); and

•     structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our current or future subsidiaries other than the guarantor subsidiaries.

Guarantees	Our obligations under the convertible notes are unconditionally guaranteed by Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd. (the “guarantors”). If, for any reason, the Company does not make any payments of the principal of, or premium, if any, or interest on, the convertible notes when due, whether at maturity, upon redemption or by acceleration or otherwise, the guarantors will cause the payment to be made to the order of the trustee. The guarantee is a direct, unconditional, unsecured and unsubordinated obligation of each of the guarantors.

Conversion Rights

Holders may convert all or a portion of their convertible notes at any time prior to the close of business on the business day immediately preceding the maturity date, in principal amount of $1,000 or in integral multiples of $1,000 in excess thereof.

The conversion rate for the convertible notes is initially 733.14 shares of our common stock per $1,000 principal amount of convertible notes (equivalent to an initial conversion price of approximately $1.364 per share of our common stock), subject to adjustment, including certain price-based anti-dilution adjustments, as described in this prospectus. See “Description of Convertible notes—Conversion rights— Conversion rate adjustments.”

Under the second supplemental indenture for the indenture governing our convertible notes, a 30 day price measurement period, which ended on September 20, 2017, did not result in any change to the conversion rate or price of the convertible notes. See “Description of Convertible notes—Conversion rights— Conversion rate adjustments—Second Supplemental Indenture.”

Upon conversion, we will settle conversions of convertible notes by delivering shares of our common stock. See “Description of Convertible notes—Conversion rights—Delivery upon conversion.”

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With respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, holders will be entitled to receive a payment equal to the remaining scheduled payments of interest that would have been made on the convertible notes being converted from the date of conversion (or, in the case of conversion between a record date and the following interest payment date, from such interest payment date) until September 23, 2019 (the “Early Conversion Payment”). We may pay an Early Conversion Payment either in cash or in common stock, at our election, provided that we may only make such payment in common stock if we are in compliance with certain equity conditions. See “Description of Convertible notes—Equity Conditions.” If we elect to pay an Early Conversion Payment in common stock, then the stock will be valued at 92.5% of the simple average of the daily VWAP per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

Notwithstanding the foregoing, if a holder elects to convert convertible notes on or after the effective time of a make-whole fundamental change (as defined herein), such holder will not be entitled to receive the Early Conversion Payment but instead shall receive additional shares, if any, as described under “Description of Convertible notes—Conversion rights—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change.” However, on conversion of convertible notes prior to the effective time of a make-whole fundamental change, the holder will be entitled to receive the Early Conversion Payment.

In addition to the Early Conversion Payment, if then due, upon conversion of a note, the holder will also receive a payment in cash in an amount equal to the accrued and unpaid interest, and additional interest, if any, on such holder’s note to, but excluding, the conversion date.

Optional Redemption	We may redeem the convertible notes, for cash, in whole or in part, at any time after September 23, 2018, at a redemption price equal to $1,000 per $1,000 principal amount of the convertible notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus an additional payment (payable in cash or stock) equivalent to the amount of, and subject to equivalent terms and conditions applicable for, an Early Conversion Payment had the convertible notes been converted on the date of redemption, if (1) the closing price of our common shares on the NASDAQ Capital Market has exceeded 200% of the conversion price then in effect (but without giving effect to any changes to the conversion price pursuant to certain qualified financings and certain short-term options or investor warrants offerings, see “Description of Convertible notes—Conversion rights— Conversion rate adjustments” items (2) and (3), respectively) for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide the redemption notice, (2) for the 15 consecutive trading days following the last trading day on which the closing price of our common shares was equal to or greater than 200% of the conversion price in effect (but without giving effect to any changes to the conversion price pursuant to certain qualified financings and certain short-term options or investor warrants offerings, see “Description of Convertible notes—Conversion rights— Conversion rate adjustments” items (2) and (3), respectively) on such trading day for the purpose of the foregoing clause, the closing price of our common shares remains equal to or greater than 150% of the conversion price in effect (but without giving effect to any changes to the conversion price pursuant to certain qualified financings and certain short-term options or investor warrants offerings, see “Description of Convertible notes—Conversion rights— Conversion rate adjustments” items (2) and (3), respectively) on the given trading day and (3) we are in compliance with certain equity conditions. See “Description of Convertible notes—Equity Conditions.”

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Fundamental Change

If we undergo a fundamental change (under the terms of the convertible notes), subject to certain conditions, holders will have the option to require us to purchase all or any portion of their convertible notes for cash. The fundamental change purchase price will be 120% of the principal amount of the convertible notes to be purchased, plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date. See “Description of Convertible notes— Fundamental change permits holders to require us to purchase convertible notes.”

In addition, the investor warrants also provide that in the event of a fundamental change (under the terms of the investor warrants) that, in lieu of a warrantholder exercising their investor warrants in connection with such fundamental change, the warrant holders can receive an amount of cash for their unexercised investor warrants based on a Black Scholes calculation for the investor warrants. See “Description of the Investor warrants–Fundamental Transactions.”

Limitation on Indebtedness	The indenture governing the convertible notes includes limitations on the amounts of certain types of debt that we or our subsidiaries may incur. See “Description of Convertible notes—Limitation on Indebtedness.”

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Book-entry Form	The convertible notes and the investor warrants were each issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the convertible notes or the investor warrants are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated convertible notes or certificated investor warrants, except in limited circumstances.

Certain U.S. Federal Income Tax Consequences for the Convertible notes

For U.S. federal income tax purposes, we intend to treat the convertible notes as contingent payment debt obligations under the contingent payment debt regulations. Under those regulations, a U.S. holder will be required to include interest in its gross income for U.S. federal income tax purposes at the rate described below under “Certain United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Interest Accruals on the convertible notes,” regardless of whether that owner uses the cash or accrual method of tax accounting. This imputed interest, also referred to as original issue discount, will accrue on a constant yield to maturity basis at a rate comparable to the rate, computed on a semi-annual basis, which represents the yield at which we would have issued non-contingent, non-convertible, fixed rate debt with terms and conditions otherwise comparable to the convertible notes. The rate at which the original issue discount will accrue for U.S. federal income tax purposes is 15%, compounded semi-annually, and will substantially exceed the convertible notes’ stated interest rate of 8.75% per annum. As a result a U.S. holder generally will recognize interest income significantly in excess of cash or shares of our common stock received while the convertible notes are outstanding.

In addition, any gain recognized by a U.S. holder on the sale, exchange, conversion or retirement of a note will generally be treated as ordinary income (rather than capital gain); any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss.

For discussion of the material U.S. federal tax consequences of the holding, disposition and conversion of the convertible notes, and the holding and disposition of shares of our common stock, see “Certain United States Federal Income Tax Considerations.”

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Certain U.S. Federal Income Tax Consequences for the Investor warrants	For discussion of the material U.S. federal tax consequences of the holding, disposition and exercise of the investor warrants, and the holding and disposition of shares of our common stock upon exercise of the investor warrants, see “Certain United States Federal Income Tax Considerations.” You are cautioned to consult with your tax advisor on the possible characterizations of the holding, disposition and exercise of the investor warrants, particularly if you plan on relying on any particular tax characterization upon a cashless exercise of the investor warrants.

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition of the convertible notes, investor warrants or shares of common stock offered by the selling security holders. However, we may receive up to approximately $5.9 million in gross proceeds from the exercise of the investor warrants offered under this prospectus.

Governing Law	The convertible notes, the indenture governing the convertible notes and the warrant agreement governing the investor warrants are each governed by New York law.

Trustee, Warrant Agent, Paying Agent, Registrar and Conversion Agent	U.S. Bank National Association

Risk Factors	See the section entitled “Risk Factors” beginning on page 15 and other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision.

The NASDAQ Stock Market Symbol for our Common Stock	APPS. There is no public market for the convertible notes or the investor warrants and we do not intend to list the convertible notes or the investor warrants on any securities exchange or any quotation system.

(1)	As of September 30, 2017, we had 71,662,035 shares of common stock outstanding, excluding (i) 4,932,385 shares issuable upon the exercise of warrants, and (ii) 9,825,633 shares of our common stock, which are issuable upon exercise of our outstanding options. An additional 9,285,919 shares are reserved for future grants under our 2011 Equity Incentive Plan.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

			Fiscal Year Ended March 31,
	Six Months Ended September 30, 2017		2017		2016		2015		2014		2013
	(2)		(2)		(2)		(2)		(2)		(2)
Ratio of Earnings to Fixed Charges (1)	(6.6	)x	(7.4	)x	(12.3	)x	(52.9	)x	(10.7	)x	(9.2	)x

(1)	The ratio of earnings to fixed charges is computed by dividing the sum of earnings before provision for taxes on income and fixed charges by fixed charges. Fixed charges represent interest expense, inclusive of amortization of debt discounts and capitalized expenses, and an appropriate interest factor for operating leases.
(2)	The deficiency in earnings necessary to achieve a 1.0x ratio was $12.5 million for the year ended March 31, 2013, $17.5 million for the year ended March 31, 2014, $23.9 million for the year ended March 31, 2015, $27.8 million for the year ended March 31, 2016, $24.4 million for the year ended March 31, 2017 and $11.5 million for the six months ended September 30, 2017.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the convertible notes, investor warrants or shares of common stock offered by the selling security holders under this prospectus. However, we may receive up to approximately $5.9 million in gross proceeds from the exercise of the investor warrants offered under this prospectus.

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DESCRIPTION OF OUR CAPITAL STOCK

The following is a description of our common stock and preferred stock. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, which have been previously filed with the SEC, and are incorporated by reference. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus.

Authorized Capitalization

We have 202,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, of which 100,000 have been designated as Series A Convertible Preferred Stock, par value $0.0001 per share, or Series A Preferred Stock. As of September 30, 2017, we had 71,662,035 shares of common stock outstanding and 100,000 shares of our Series A Preferred Stock outstanding, which are currently convertible into 20,000 shares of common stock. Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock are not entitled to preemptive or subscription rights to purchase any of our securities under our charter documents.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets that are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “APPS.” American Stock Transfer is the transfer agent and registrar for our common stock. Its address is 6201 15th Avenue Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. Although our board of directors has no present intention to issue any additional preferred stock, the issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. Such issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.

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Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of our company or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock. The number of authorized shares of preferred stock may be increased or decreased, but not decreased below the number of shares then outstanding plus the number of such shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any other outstanding securities issued by us that are convertible into or exercisable into preferred stock, by the affirmative vote of the holders of a majority of our common stock without a vote of the holders of preferred stock, or any series of preferred stock, unless a vote of any such holder is required pursuant to the terms of such series of preferred stock.

Series A Convertible Preferred Stock

We currently have 100,000 shares of our Series A Preferred Stock designated, and as of September 30, 2017, we had 100,000 shares of our Series A Preferred Stock outstanding. While shares of our Series A Preferred Stock are outstanding, holders of the Series A Preferred Stock are entitled to receive any dividends if and when declared by the Company’s board of directors on the Company’s common stock on an as-converted basis.

The Series A Preferred Stock is convertible at any time at the option of the holder into shares of our common stock based on dividing the original purchase price plus the amount of any accumulated but unpaid dividends, by the conversion price then in effect (as may be adjusted).

The Series A Preferred Stock is entitled to vote together with the common stock as a single class (on an as-converted to common stock basis) on any matters submitted to the holders of the Company’s common stock, together with any other voting rights provided to the Series A Preferred under law or the General Corporation Law of the State of Delaware.

The Series A Preferred Stock is entitled to receive, prior and in preference to our common stock or any other class designated as junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of its insolvency, an amount per share equal to the greater of (i) $10.00 per share of Series A Preferred Stock (subject to certain adjustments) or (ii) such amount per share as would have been payable had the Series A Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution or winding up. Each holder of Series A Preferred Stock also has the right to a cash-out election in the event of certain transactions, including a consolidation or merger of the Company (excluding a transaction involving a reincorporation or a merger with a wholly-owned subsidiary), a sale of all or substantially all of the assets of the Company, the issuance by the Company in a single or integrated transaction shares of common stock (or securities convertible into common stock) representing a majority of the shares of common stock outstanding immediately following such issuance, or any other form of acquisition where the Company is the target and a change of control occurs such that the acquirer has the power to elect a majority of the Company’s board of directors.

Anti-Takeover Effects of Certain Provisions of Delaware Law

The following is a summary of certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute. We may be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

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DESCRIPTION OF CONVERTIBLE NOTES

We issued the convertible notes under an indenture dated as of the first date of original issuance of the convertible notes, September 28, 2016, as supplemented to date (the “convertible notes indenture”) between us and U.S. Bank National Association, as trustee (the “trustee”). The terms of the convertible notes include those expressly set forth in the convertible notes indenture. A copy of the convertible notes indenture, and the supplements thereto, including the form of convertible notes, and the registration rights agreement, may be read at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” above.

The following description is a summary of the material provisions of the convertible notes, the convertible notes indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the convertible notes, the convertible notes indenture and the registration rights agreement, including the definitions of certain terms used in the convertible notes indenture. We urge you to read the convertible notes indenture and the registration rights agreement because they, and not this description, define the rights as a holder of the convertible notes.

Unless context otherwise requires, for purposes of this description of convertible notes, references to “the Company,” “Digital Turbine, Inc.,” “we,” “our” and “us” refer only to Digital Turbine, Inc. and not to its subsidiaries.

General

The convertible notes:

•

were limited to an aggregate principal amount of $16 million (in September 2017, $6 million of convertible notes have been converted into shares of our common stock); we are not be permitted to issue any additional convertible notes, nor to incur any new secured or unsecured indebtedness (as defined below), without the consent of the holders (each a “holder”) of two-thirds of the aggregate principal amount of the convertible notes then outstanding, other than permitted debt (as defined below);

•	bear interest at a rate of 8.75% per year, payable semiannually in arrears on September 15 and March 15 of each year, beginning March 15, 2017, which interest shall be paid entirely in cash;

•	have an initial conversion rate of 733.14 shares of our common stock per $1,000 principal amount of convertible notes (equivalent to an initial conversion price of approximately $1.364 per share of our common stock) and may be converted at any time prior to the close of business on the business day immediately preceding the maturity date;

•	with respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, will entitle holders to receive a payment in cash or stock equal to the remaining scheduled payments of interest that would have been made on the convertible notes being converted from the date of conversion until September 23, 2019, as further described below;

•	are our general unsecured and unsubordinated obligations and are unconditionally guaranteed by certain of our wholly-owned significant subsidiaries as defined under Regulation S-X as of June 30, 2016 (“guarantors”);

•	rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness—see “—Ranking”;

•	are subject to certain redemption rights at our option after September 23, 2018 if our common stock trades at 200% and 150% of the applicable conversion price for specified time periods, as described in “Provisional Redemption” below;

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•	are subject to purchase by us for cash at the option of the holders following the occurrence of a fundamental change (as defined below under “—Fundamental change permits holders to require us to purchase convertible notes”), at a purchase price in cash equal to 120% of the principal amount of the convertible notes to be purchased, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date as described below under “— Fundamental change permits holders to require us to purchase convertible notes”;

•	are entitled to certain adjustments to the conversion price in connection with make-whole fundamental changes as described below under “— Conversion rights — Adjustment to shares of our common stock delivered upon conversion upon a make -whole fundamental change.”

•	will mature on September 23, 2020 (the “maturity date”), unless earlier converted, repurchased or redeemed;

•	were issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof;

•	provide for customary adjustments of the initial conversion rate, including upon the Company’s sale of additional equity securities at a price below the then applicable conversion price, subject to certain excepted issuances (as described under “—Conversion Rights—Conversion Rate Adjustments”);

•	were originally issued in the form of a global note, but in certain limited circumstances may be represented by convertible notes in certificated form; additionally, the convertible notes are DTC eligible and will have an unrestricted CUSIP number in connection with the effectiveness of this registration statement. See “—Global convertible notes, book-entry form;” and

•	were issued together with investor warrants to purchase 256.60 of our shares of common stock for each $1,000 principal amount of convertible notes issued, such investor warrants having an initial exercise price of $1.364 per share. See the section of this prospectus entitled “Description of the Investor warrants”.

The guarantee of the convertible notes are general unsecured, obligation of the guarantors.

The following definitions will apply to the convertible notes:

“daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “APPS <equity> AQR” (or any successor thereto if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by us for this purpose). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“trading day” means any day on which our common stock is traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for our common stock, then on the principal securities exchange or securities market on which our common stock is then traded; provided that “trading day” shall not include any day on which our common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that our common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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“VWAP market disruption event” means (i) the relevant stock exchange fails to open for trading or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event (as defined above) and (ii) trading in our common stock generally occurs on the relevant stock exchange. If our common stock (or any other security for which a daily VWAP must be determined) is not so listed or traded, “VWAP trading day” means a “business day.”

The convertible notes may be converted into shares of our common stock at an initial conversion rate of 733.14 shares of our common stock per $1,000 principal amount of convertible notes (equivalent to an initial conversion price of approximately $1.364 per share of our common stock) at any time prior to the close of business on the business day immediately preceding the maturity date.

Under the terms of the convertible notes, no holder shall have the right to convert any convertible notes, to the extent that after giving effect to such conversion, the issuance of shares of common stock pursuant to such conversion would exceed that aggregate number of shares of common stock which we may issue, in aggregate, pursuant to the terms of all convertible notes and investor warrants without breaching our obligations under the rules or regulations of our principal market, currently the NASDAQ Capital Market (the “exchange cap”). The exchange cap will not apply in the event we obtain (i) the approval of our stockholders in accordance with the applicable rules of the principal market for issuances of shares of common stock in excess of such amount or (ii) a written determination from such principal market that such approval is not required. We have no obligation to seek stockholder approval and, even if we do, we cannot be certain that our stockholders will grant the stockholder approval. We will pay cash in lieu of any shares that would otherwise be deliverable in excess of the exchange cap. See “Issuance and Beneficial Ownership Limitations.”

In addition, no holder shall have the right to convert any convertible notes into shares of our common stock to the extent that after giving effect to such conversion, and pursuant to the terms of all convertible notes and investor warrants, the holder together with the other attribution parties collectively would beneficially own in excess of 4.99% (the “maximum percentage”) of the number of shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of common stock beneficially owned by the holder and the other attribution parties shall include the number of shares of common stock held by the holder and all other attribution parties plus the number of shares of common stock issuable upon exercise of the investor warrants proposed to be exercised by such holder, but shall exclude the number of shares of common stock which would be issuable upon the conversion of any other convertible notes or the exercise of any investor warrants beneficially owned by the warrantholder or any of the other attribution parties to the extent subject to a limitation on conversion or exercise analogous to this limitation. The term “beneficial ownership” shall be as defined in Rule 13d-3 under the Exchange Act and the term “attribution party” means, collectively, (i) any investment vehicle, including, any funds, feeder funds or managed accounts, directly or indirectly managed or advised by the holder's investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder's and the other attribution parties for purposes of Section 13(d) of the Exchange Act. See “Issuance and Beneficial Ownership Limitations.”

Upon delivery of a written notice to us, a holder may from time to time increase or decrease the maximum percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the maximum percentage will not be effective until the 61st day after such notice is delivered to us and (ii) any such increase or decrease will apply only to such holder and the other attribution parties and not to any other holder that is not an attribution party of the holder delivering such notice.

Neither the trustee nor the conversion agent shall have any duty to monitor whether the exchange cap maximum percentage have been reached.

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With respect to any conversion prior to September 23, 2019, in addition to the shares deliverable upon conversion, holders will be entitled to receive a payment equal to the remaining scheduled payments of interest that would have been made on the convertible notes being converted from the date of conversion (or, in the case of conversion between a record date and the following interest payment date, from such interest payment date) until September 23, 2019 (the “Early Conversion Payment”). Neither the trustee nor the conversion agent shall have any duty to calculate or verify the calculations of the Early Conversion Payment. A payment equivalent to, but not more than, the Early Conversion Payment shall also be added to any redemption price. See “Provisional Redemption.”

We may pay an Early Conversion Payment either in cash or in common stock, or a combination, at our election, provided that we may only make such payment in common stock if such common stock is not subject to restrictions on transfer under the Securities Act by persons other than our affiliates, whether based on an effective registration statement covering such shares or on an applicable exemption from such registration requirement for resale thereof and if certain other “equity conditions” apply. See “Equity Conditions.” If we elect to pay an Early Conversion Payment in common stock, then the stock will be valued at 92.5% of the simple average of the daily VWAP per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

The Company will not elect to deliver shares of its common stock on account of payment of the Early Conversion Payment to the extent the issuance of such shares of common stock would exceed, in the aggregate, the exchange cap or, as to a particular holder, such holder’s maximum percentage.

Notwithstanding the foregoing, if a holder elects to convert convertible notes on or after the effective time of certain make-whole fundamental changes, such holder will not be entitled to receive the Early Conversion Payment but instead will receive additional shares, if any, as described under “— Conversion rights — Adjustment to shares of our common stock delivered upon conversion upon a make -whole fundamental change.”

The conversion rate is subject to adjustment if certain events occur. A holder surrendering its convertible notes for conversion will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except in connection with an Early Conversion Payment.

The convertible notes indenture limits the amount of debt that may be issued by us or our subsidiaries under the convertible notes indenture or otherwise and limits restricted payments. See “Limitation on Indebtedness” below.

The convertible notes indenture does not contain any financial covenants. Other than restrictions described under “— Fundamental change permits holders to require us to purchase convertible notes” and “—Merger, consolidation or sale of assets” below and except for the provisions set forth under “—Conversion rights—make -whole fundamental change” and “Limitation on Indebtedness,” the convertible notes indenture does not contain any covenants or other provisions designed to afford holders of the convertible notes protection in the event of a highly leveraged transaction involving us, in the event of a decline in our credit rating or as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may also from time to time repurchase convertible notes in open market purchases or negotiated transactions without giving prior notice to the holders of the convertible notes. Any convertible notes repurchased by us will be retired and no longer outstanding under the convertible notes indenture.

We do not intend to list the convertible notes on a national securities exchange or interdealer quotation system.

Ranking

The convertible notes are our general unsecured and unsubordinated obligations and rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness; senior in right of payment to any of our future indebtedness that is expressly subordinated to the convertible notes; and effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, if for any reason we were to have any secured debt, our assets that secure such secured debt will be available to pay obligations on the convertible notes only after all indebtedness under such secured debt has been repaid in full from such assets.

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As of September 30, 2017, we and our subsidiaries had approximately $53.6 million of liabilities, including aggregate principal amount of indebtedness (other than the convertible notes) of $2.2 million, and trade payables, but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP.

Guarantee

The convertible notes are fully and unconditionally guaranteed by Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd. If, for any reason, the Company does not make any payments of principal of, or premium, if any, and interest on, the convertible notes when due, whether at maturity, upon redemption or by acceleration or otherwise, the guarantors will cause the payment to be made to or to the order of the trustee. The guarantee is a direct, unconditional, unsecured and unsubordinated obligation of each guarantor.

Interest

General

The convertible notes bear interest at a rate of 8.75% per year. Interest on the convertible notes accrue from, and including, the date of settlement of the convertible notes, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on September 15 and March 15 of each year (each such date, an “interest payment date”), beginning March 15, 2017. Interest will be paid to the person in whose name a note is registered at the close of business on March 1 or September 1 (whether or not such date is a business day), as the case may be, immediately preceding the relevant interest payment date (each such date, a “regular record date”). Interest on the convertible notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date, the maturity date or any fundamental change purchase date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the corporate trust office is authorized or required by law or executive order to close or be closed.

Interest will cease to accrue on a note upon its maturity, conversion or repurchase.

We will pay additional interest, if any, under the circumstances described under “—Registration rights; additional interest.” At our election, we will pay additional interest, if any, under the circumstances described under “—Events of default.” Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable as described under “—Registration rights” and, at our election, any failure on our part to comply with our reporting obligations as described under “—Events of default.” Any express reference to additional interest in any text of this prospectus should not be construed as excluding additional interest in any other text of this prospectus where no such express reference is made.

Methods of Payment of Interest

Interest will be payable entirely in cash.

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Provisional redemption; No Sinking Fund

No sinking fund is provided for the convertible notes. However, we may redeem the convertible notes, for cash, in whole or in part, at any time after September 23, 2018, at a redemption price equal to $1,000 per $1,000 principal amount of the convertible notes to be redeemed plus accrued and unpaid interest, plus an additional payment (payable in cash or stock) equivalent to the amount of, and subject to equivalent terms and conditions applicable for, an Early Conversion Payment had the convertible notes been converted on the date of redemption, if any, to, but excluding, the date of redemption if (1) the closing price of our common shares on the NASDAQ Capital Market has exceeded 200% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which we provide the redemption notice, (2) for the 15 consecutive trading days following the last trading day on which the closing price of our common shares was equal to or greater than 200% of the conversion price in effect on such trading day for the purpose of the foregoing clause, the closing price of our common shares remains equal to or greater than 150% of the conversion price in effect on the given trading day and (3) we are in compliance with certain “equity conditions”. See “Equity Conditions.”.

Conversion rights

General

At any time prior to the close of business on the business day immediately preceding the maturity date of the convertible notes, the convertible notes will be convertible into shares of our common stock at the option of the holder. The conversion rate will initially be 733.14 shares of our common stock per $1,000 principal amount of convertible notes (equivalent to an initial conversion price of approximately $1.364 per share of our common stock). The trustee will initially act as the conversion agent.

The Company will not be obligated to issue shares of its common stock upon conversion of the convertible notes to the extent the issuance of such shares of common stock would cause the aggregate number of shares issued in payment of interest on the convertible notes and shares issued upon conversion of the convertible notes (including any shares issued in connection with an Early Conversion Payment or certain fundamental changes), exercise of the investor warrants, and any anti-dilution terms described in the convertible notes indenture or investor warrant agreement to exceed, in the aggregate, the exchange cap, or as to a specific holder, such holder’s maximum percentage, unless we have obtained stockholder approval in accordance with the applicable rules of the principal market to issue shares in excess of the exchange cap or such principal market confirms to us such exchange cap does not apply. The Company will pay cash in lieu of any shares that would otherwise be deliverable in excess of the exchange cap. See “Issuance and Beneficial Ownership Limitations.”

If a holder of convertible notes has submitted convertible notes for purchase upon a fundamental change, such holder may convert such convertible notes only if such holder first withdraws the related purchase election.

Upon any conversion of convertible notes for which the conversion date is prior to September 23, 2019, in addition to the shares deliverable upon conversion, a holder will be entitled to receive a payment equal to the Early Conversion Payment. Notwithstanding the foregoing, if a holder elects to convert convertible notes on or after the effective time of a make-whole fundamental change (as defined below), such holder will not be entitled to receive the Early Conversion Payment but instead will receive additional shares, if any, as described under “—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change.” However, on conversion of convertible notes prior to the effective time of a make-whole fundamental change, the holder will be entitled to receive the Early Conversion Payment. However, if a note is converted after a record date and on or before the following interest payment date, interest will be paid on the interest payment date to the registered holder on the record date, rather than upon conversion.

We will not issue fractional shares upon conversion of convertible notes. Instead, we will round up or down to the nearest share. Our delivery to a holder of the full number of shares of our common stock, together with any Early Conversion Payment, if applicable, into which such holder’s note is convertible, will be deemed to satisfy in full our obligation to pay the principal amount of such note. In addition to the Early Conversion Payment, on conversion of a note, the holder will receive a payment of accrued and unpaid interest, and additional interest, if any, on such holder’s note to, but excluding, the conversion date (in the form of shares of our common stock or cash based on the payment method chosen by us for the Early Conversion Payment).

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The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s convertible notes so long as the principal amount of convertible notes converted is equal to $1,000 or an integral multiple of $1,000 in excess thereof.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding an interest payment date (or any fundamental change repurchase date that is on or prior to such interest payment date) will receive the full interest payment on the interest payment date or fundamental change repurchase date regardless of whether their convertible notes have been converted following such regular record date.

If a holder converts convertible notes, we will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of our common stock upon such conversion, unless the tax is due because the holder requests any shares of our common stock to be issued in a name other than the holder’s name, in which case the holder will pay such tax.

The “last reported sale price” of our common stock on any trading day means the closing sale price per share of our common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of our common stock on that trading day as reported in composite transactions for the principal United States national or regional securities exchange on which our common stock is traded.

If our common stock is not listed for trading on a United States national or regional securities exchange on the relevant trading day, the “last reported sale price” of our common stock will be the last quoted bid price per share of our common stock in the over-the-counter market on the relevant trading day as reported by OTC Markets Group Inc. or similar organization selected by us. If our common stock is not so quoted, the “last reported sale price” of our common stock will be the average of the mid-point of the last bid and ask prices per share of our common stock on the relevant date from a nationally recognized independent investment banking firm selected by us for this purpose.

For purposes hereof, “trading day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which our common stock is then listed or admitted for trading or, if our common stock is not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, “trading day” means a business day.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all documentary, stamp or similar issue or transfer taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all documentary, stamp or similar issue or transfer taxes or duties; and

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•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

The date such holder complies with these requirements is the conversion date under the convertible notes indenture.

If you have already delivered a purchase notice as described under “—Fundamental change permits holders to require us to purchase convertible notes” with respect to a note, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the convertible notes indenture. If you have surrendered your note for a required purchase in connection with a fundamental change, your right to withdraw the fundamental change purchase notice and convert the convertible notes that are subject to such required purchase will terminate at the close of business on (i) the business day immediately preceding the relevant fundamental change purchase date or (ii) in the case of a default by us in the payment of the fundamental change purchase price (as defined below) with respect to such convertible notes, the business day immediately preceding the day on which such default is no longer continuing.

Delivery upon conversion

Upon conversion of the convertible notes, we will deliver to a converting holder a number of shares of our common stock equal to (i) the aggregate principal amount of convertible notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate. We will deliver such shares of our common stock, and the Early Conversion Payment, if applicable, on the third trading day immediately following the relevant conversion date. We will not issue fractional shares upon conversion of convertible notes. Instead, we will round up or down to the nearest share. Our delivery to a converting holder of the full number of shares of our common stock, together with any Early Conversion Payment, if applicable, into which a converting holder’s note is convertible, will be deemed to satisfy in full our obligation to pay the principal amount of such note. In addition, a converting holder shall receive a payment in the form of either cash or common stock, based on the payment method chosen by us for an Early Conversion Payment if then due, in an amount equal to the accrued and unpaid interest, and additional interest, if any, on the converting holder’s note to, but excluding, the conversion date.

Each conversion will be deemed to have been effected as to any convertible notes surrendered for conversion on the conversion date for such convertible notes and the converting note holder will become the record holder of any shares of our common stock due upon such conversion as of the close of business on such conversion date.

Settlement of conversions with an Early Conversion Payment

If a converting holder surrenders their convertible notes for conversion prior to  September 23, 2019 (other than conversions on or after the effective time of a make-whole fundamental change), the converting holder will receive, on the third trading day immediately following the relevant conversion date, in addition to the number of shares deliverable upon conversion as described under “—Delivery upon conversion” (including cash in lieu of any fractional share), cash or common stock (subject to the exchange cap) equal to the Early Conversion Payment.

We may pay an Early Conversion Payment either in cash or in common stock, at our election, provided that we may only make such payment in common stock if such common stock is not subject to restrictions on transfer under the Securities Act by persons other than our affiliates, whether based on the effectiveness of the registration statement or on an applicable exemption from such registration requirement for resale thereof and if we satisfy certain other “equity conditions” in the convertible notes indenture. If we elect to pay an Early Conversion Payment in common stock, then the stock will be valued at 92.5% of the simple average of the daily VWAP per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date.

The Company may not pay an Early Conversion Payment in common stock to the extent the issuance of such shares of common stock would result in a failure of certain equity conditions. See “Equity Conditions.” On each interest payment date, we will deliver a notice to the trustee and to the holders of our election to pay Early Conversion Payments in cash or in common stock for conversions of convertible notes that occur between such date and the next interest payment date. Subject to compliance with the equity conditions, for any conversions prior to September 23, 2019, we intend to make the Early Conversion Payment, (but not the related payment of accrued interest to, but excluding, the conversion date, which we would pay in cash), in common stock.

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Notwithstanding the foregoing, if a holder elects to convert convertible notes on or after the effective time of a make-whole fundamental change, such holder will not be entitled to receive the Early Conversion Payment but instead will receive additional shares, if any, as described under “—Conversion rights—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change.” However, on conversion of convertible notes prior to the effective time of a make-whole fundamental change, the holder will be entitled to receive the Early Conversion Payment.

Issuance and Beneficial Ownership Limitations

Stock Exchange Cap on Issuances. No holder shall have the right to convert any convertible notes, to the extent that after giving effect to such conversion, the issuance of shares of common stock pursuant to such conversion would exceed that aggregate number of shares of common stock which we may issue, in aggregate, pursuant to the terms of all convertible notes and investor warrants without breaching our obligations under the rules or regulations of our principal market (the “exchange cap”).

The term “principal market” means, as of the date hereof, the NASDAQ Capital Market or from time to time the principal national securities exchange or over-the-counter market where the common stock is then traded.

The exchange cap will not apply in the event we obtain (i) the approval of our stockholders in accordance with the applicable rules of the principal market for issuances of shares of common stock in excess of such amount or (ii) a written determination from such principal market that such approval is not required. We have agreed to call and hold a stockholders’ meeting to seek such stockholder approval not later than January 15, 2017 and are further obligated to seek an approval if approval is not obtained at such meeting. We obtained such stockholder approval. However, under the rules of the NASDAQ stock market, the second supplemental indenture rendered ineffective, on a going forward basis, our original stockholder approval, and therefore, in connection with the second supplemental indenture, we were required to seek and obtain a new stockholder approval not later than January 30, 2018 (and, if not obtained, take certain efforts to again seek such approval). We cannot be certain that our stockholders will grant the stockholder approval. Until such approval is obtained, no holder shall be issued in the aggregate, upon conversion of any convertible notes or exercise of any of the investor warrants or otherwise pursuant to the terms of the convertible notes indenture or under the investor warrant agreement, shares of our common stock in an amount greater than the product of (i) the exchange cap multiplied by (ii) the quotient of (A) the aggregate number of shares of our common stock underlying the convertible notes and investor warrants initially purchased by such holder from the initial purchaser on, and determined as of, the issue date (for clarity, as if the convertible notes and investor warrants had been converted and exercised in full on the original issuance date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) divided by (B) the aggregate number of shares of our common stock underlying the all convertible notes and all investor warrants initially purchased by all holders from the initial purchaser on, and determined as of, the issue date (for clarity, as if the convertible notes and investor warrants had been converted and exercised in full on the original issuance date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) (with respect to each holder, the “exchange cap allocation”).

In the event that any holder shall sell or otherwise transfer any of such holder’s convertible notes and/or investor warrants, the transferee shall be allocated a pro rata portion of such holder’s exchange cap allocation based on the relative number of underlying shares determined as of the issue date with respect to such portion of such convertible notes and investor warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the exchange cap allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s convertible notes and investor warrants, the difference (if any) between such holder’s exchange cap allocation and the number of shares of our common stock actually issued to such holder upon such holder’s conversion in full of such holder’s convertible notes and exercise in full of such investor warrants shall be allocated to the respective exchange cap allocations of the remaining holders of convertible notes and holders of investor warrants on a pro rata basis in proportion to the shares of our common stock then underlying the convertible notes and investor warrants held by each such holder of convertible notes and investor warrants, as applicable, at such time.

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In the event that we are prohibited from issuing shares of our common stock pursuant to the exchange cap (other than in connection with the early conversion payment, which has a different means of setting the cash payment (the “exchange cap shares”), we shall pay cash in exchange for the cancellation of such shares of our common stock at a price equal to the product of (x) such number of exchange cap shares and (y) the simple average of the daily VWAP for our common stock for the 10 consecutive VWAP trading days ending on and included the VWAP trading day immediately prior to the conversion date (the “exchange cap share cancellation amount”); provided, that no exchange cap share cancellation amount shall be due and payable to the holder to the extent that (x) on or prior to the third trading day immediately following the conversion date, the exchange cap allocation of a holder is increased (whether by assignment by a holder of convertible notes and/or investor warrants or all, or any portion, of such holder's exchange cap allocation or otherwise) (an “exchange cap allocation increase”) and (y) after giving effect to such exchange cap allocation increase, we deliver the applicable exchange cap shares to the holder (or its designee) on or prior to the third trading day immediately following the conversion date.

Beneficial Ownership Limitation on Conversions. No holder shall have the right to convert any convertible notes into shares of our common stock to the extent that after giving effect to such conversion, and pursuant to the terms of all convertible notes and investor warrants, the holder together with the other attribution parties collectively would beneficially own in excess of 4.99% (the “maximum percentage”) of the number of shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of common stock beneficially owned by the holder and the other attribution parties shall include the number of shares of common stock held by the holder and all other attribution parties plus the number of shares of common stock issuable upon exercise of the investor warrants proposed to be exercised by such holder, but shall exclude the number of shares of common stock which would be issuable upon the conversion of any other convertible notes or the exercise of any investor warrants beneficially owned by the warrantholder or any of the other attribution parties to the extent subject to a limitation on conversion or exercise analogous to this limitation. The term “beneficial ownership” shall be as defined in Rule 13d-3 under the Exchange Act and the term “attribution party” means, collectively, (i) any investment vehicle, including, any funds, feeder funds or managed accounts, directly or indirectly managed or advised by the holder's investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder's and the other attribution parties for purposes of Section 13(d) of the Exchange Act.

Upon delivery of a written notice to us, a holder may from time to time increase or decrease the maximum percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the maximum percentage will not be effective until the 61st day after such notice is delivered to us and (ii) any such increase or decrease will apply only to such holder and the other attribution parties and not to any other holder that is not an attribution party of the holder delivering such notice.

If we receive a conversion notice from a holder at a time when the actual number of outstanding shares of common stock is less than the reported outstanding share number, we shall (i) notify the holder in writing of the number of shares of common stock then outstanding and, to the extent that such conversion notice would otherwise cause the holder’s beneficial ownership to exceed the maximum percentage, the holder must notify us of a reduced number of shares of common stock to be acquired pursuant to such conversion notice (the number of shares by which such purchase is reduced, the “reduction shares”) and (ii) as soon as reasonably practicable, we shall return to the holder the convertible notes that were to be converted into the reduction shares.

In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any investor warrants and convertible notes, by the holder and any other attribution party since the date as of which the reported outstanding share number was reported. In the event that the issuance of shares of common stock to the holder upon conversion of a note results in the holder and the other attribution parties being deemed to beneficially own, in the aggregate, more than the maximum percentage of the number of outstanding shares of common stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the holder’s and the other attribution parties’ aggregate beneficial ownership exceeds the maximum percentage (the “excess shares”) shall be deemed null and void and shall be cancelled ab initio, and the holder shall not have the power to vote or to transfer the excess shares. As soon as reasonably practicable after the issuance of the excess shares has been deemed null and void, we shall return to the holder the convertible notes that were to be converted into the excess shares.

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Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the convertible notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of shares of our common stock and solely as a result of holding the convertible notes, in any of the transactions described below, without having to convert their convertible notes, as if they held a number of shares of our common stock equal to the applicable conversion rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the principal amount of convertible notes held by such holders, divided by $1,000 (but the adjustment shall never result in our having to issue shares below their par value).

(1)	If we issue shares of our common stock as a dividend or distribution on our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR 0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR 1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS 0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS 1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this clause (1) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate will be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than (i) as a result of a reverse share split or share combination or (ii) with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

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(2)	If we issue and sell shares of our common stock in a qualified financing at a price per share less than the applicable conversion price in effect on the trading day immediately preceding the date of such issuance or sale, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where,

CR 0	=	the conversion rate in effect immediately prior to the open of business on the date of such issuance or sale (or deemed issuance);

CR1	=	the conversion rate in effect immediately after the open of business on the date of such issuance or sale (or deemed issuance);

OS	=	the number of shares of our common stock outstanding immediately prior to the open of business on the date of such issuance or sale (or deemed issuance);

X	=	the total number of shares of our common stock issued or sold (or deemed issued) on such date; and

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate purchase price of the shares of common stock issued or sold (or deemed issued) and (B) the conversion price of the convertible notes on the trading day immediately preceding such issuance or sale (or deemed issuance).

For purposes of the conversion price adjustment described in this clause (2), the term “qualified financing” means the sale by us of shares of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, provided that a qualified financing shall not include any of the following issuances by us: (i) shares of our common stock or options to purchase shares of our common stock issued to directors, officers, employees of or consultants of the Company or our subsidiaries for services rendered to the Company pursuant to an approved stock plan, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the holders’ interests in the convertible notes; (ii) shares of our common stock issued upon the conversion or exercise of convertible securities or investor warrants (other than options covered by clause (i) above) issued prior to the issue date, provided that the conversion price of any such convertible securities or investor warrants (other than options covered by clause (i) above) is not lowered other than pursuant to anti-dilution (including price-based anti-dilution) features that are currently in existence as of the issue date and are not amended after the issue date, none of such convertible securities or investor warrants (other than options covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such convertible securities or investor warrants (other than options covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the holders’ interests in the convertible notes; (iii) the shares of our common stock issuable upon conversion of the convertible notes or otherwise pursuant to the terms of the convertible notes; (iv) the shares of our common stock issuable upon exercise of the investor warrants; and (v) shares of our common stock, options, investor warrants and convertible securities issued pursuant to equipment purchases, strategic mergers or acquisitions of other assets or businesses, or strategic licensing or development transactions; provided that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by our Board of Directors, (y) the purchaser or acquirer of such shares of our common stock in such issuance solely consists of either (1) the actual participants in such strategic licensing or development transactions, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing persons, and (z) the number or amount (as the case may be) of such shares of our common stock issued to such person by us shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such assets or securities to be acquired by us (as applicable).

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“approved stock plan” means any and all currently existing or future equity incentive plans or agreements providing for issuance, upon approval by our board of directors or a duly authorized committee or delegee thereof, of shares of our common stock, options to purchase our common stock or other securities of, or exchangeable for, the Company to the employees, officers, directors and/or consultants of the Company or its subsidiaries, in each case, that are approved by shareholders or are inducement plans under the rules and regulations of the principal market. For the purpose of the above calculation, the number of shares of common stock outstanding immediately prior to the opening of business on the date of such issuance or sale will be calculated on a fully diluted basis, as if all then outstanding options, investor warrants and other convertible securities had been fully exercised or converted (and the resulting securities fully converted into shares of common stock, if so convertible) as of such date.

Any adjustment made pursuant to the above calculation will become effective immediately following the opening of business on the date of such issuance or sale.

In the event we issue any options or convertible securities or fix a record date for the determination of holders of any class of securities then entitled to receive any such options or convertible securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of common stock issuable upon the exercise of such options or, in the case of convertible securities and options therefor, the conversion or exchange of such convertible securities, will be deemed to be shares of common stock issued as of the time of such issuance or, in case such a record date will have been fixed, as of the close of business on such record date provided, however, that in any such case in which shares of common stock are deemed to be issued no further adjustments to the applicable conversion rate will be made upon the subsequent issue of convertible securities or shares of common stock upon the exercise of such options or conversion or exchange of such convertible securities. The consideration per share received by us for shares of common stock deemed to have been issued pursuant to this paragraph relating to options and convertible securities will be determined by dividing:

(a)          the total amount, if any, received or receivable by us as consideration for the issuance of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to us upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

(b)          the maximum number of shares of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such options or conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities.

Notwithstanding the foregoing, if the terms of any option or convertible security, the issuance of which resulted in an adjustment to the conversion rate of the convertible notes pursuant to this clause (2), are revised as a result of an amendment to such terms or any other adjustment excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such option or convertible security) to provide for either (i) any increase or decrease in the number of shares of common stock issuable upon the exercise, conversion and/or exchange of any such option or convertible security or (ii) any increase or decrease in the consideration payable to us upon such exercise, conversion and/or exchange, then effective upon such increase or decrease becoming effective, the conversion rate of the convertible notes computed upon the original issue of such option or convertible security (or upon the occurrence of a record date with respect thereto) will be readjusted to such conversion rate as would have obtained had such revised terms been in effect upon the original date of issuance of such option or convertible security; provided, however, that any adjustments to the conversion rate pursuant to this paragraph will not be effective with respect to any convertible notes that have been converted prior to the date of any of the actions described in this paragraph.

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(3)         If we distribute to all or substantially all holders of shares of our common stock any rights, options or investor warrants entitling them for a period of not more than 60 calendar days after the date of such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X

OS0 + Y

where,

CR 0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR 1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or investor warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or investor warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of the distribution of such rights, options or investor warrants.

The foregoing increase in the conversion rate will be successively made whenever any such rights, options or investor warrants are distributed and will become effective immediately after the open of business on the ex-dividend date for such distribution. If such rights, options or investor warrants are not so distributed, the conversion rate will be immediately decreased to the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or investor warrants, the conversion rate will be immediately decreased to the conversion rate that would then be in effect had the increase made for the distribution of such rights, options or investor warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the two immediately preceding sentences).

In determining whether any rights, options or investor warrants entitle the holders of shares of our common stock to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of our common stock, there will be taken into account any consideration received by us for such rights, options or investor warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

(4)         If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or investor warrants to acquire our capital stock or other securities (the “distributed property”), to all or substantially all holders of shares of our common stock, excluding

•	dividends or distributions of our common stock or rights, options or investor warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

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•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (5) below; and

•	spin-offs to which the provisions set forth below in this clause (4) will apply; then the conversion rate will be increased based on the following formula

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR 0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR 1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP 0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors) of the distributed property distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP 0” as set forth above, in lieu of the foregoing increase, adequate provision will be made so that each holder of a note will receive on the date on which the distributed property is distributed to holders of shares of our common stock, for each $1,000 principal amount of convertible notes, the amount and kind of distributed property that such holder would have received had such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such distribution; provided, further that if our board of directors determines for purposes of the foregoing increase by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the last reported sale prices of our common stock for purposes of determining “SP0” as set forth above.

An increase in the conversion rate made pursuant to the immediately preceding paragraph will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate will be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

With respect to an adjustment pursuant to this clause (4) where there has been a payment of a dividend or other distribution on shares of our common stock of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary, or other business unit or affiliate, of ours where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a major U.S. or non -U.S. securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

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where,

CR 0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR 1	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of shares of our common stock applicable to one share of our common stock (determined for purposes of the definition of “last reported sale price” (i) as if such capital stock or similar equity interest were our common stock, (ii) by reference to such major non-U.S. securities exchange, if applicable, and (iii) by converting such last reported sales price into U.S. dollars, if applicable) over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP 0	=	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion during the valuation period, references with respect to 10 consecutive trading days will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin -off to, and including, the conversion date in determining the applicable conversion rate. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate will be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

(5)	If any cash dividend or distribution is paid or made to all or substantially all holders of shares of our common stock, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 - C

where,

CR 0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR 1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to holders of shares of our common stock.

The increase in the conversion rate under the preceding paragraph will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate will be immediately decreased, effective as of the date our board of directors determined not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

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Notwithstanding the foregoing, if “ C” (as defined above) is equal to or greater than “ SP0” (as defined above), in lieu of the foregoing increase, each holder of a note will receive, for each $1,000 principal amount of convertible notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the ex-dividend date for such dividend or distribution.

(6)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for shares of our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the last reported sale prices of our common stock over the first 10 consecutive trading-day period immediately following, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be increased based on the following formula: on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

CR 0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender offer or exchange offer expires;

CR 1	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender offer or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of our common stock purchased in such tender offer or exchange offer;

OS 0	=	the number of shares of our common stock outstanding immediately prior to the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of our common stock accepted for purchase or exchange in such tender offer or exchange offer);

OS 1	=	the number of shares of our common stock outstanding immediately after the date such tender offer or exchange offer expires (after giving effect to the purchase of all shares of our common stock accepted for purchase or exchange in such tender offer or exchange offer);and

SP 1	=	the average of the last reported sale prices of our common stock over the first 10 consecutive trading-day period immediately following, and including, the trading day next succeeding the date such tender offer or exchange offer expires.

The increase in the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender offer or exchange offer expires but will be given effect immediately after the close of business on date such tender offer or exchange offer expires; provided that in respect of any conversion within the first 10 consecutive trading-day period immediately following, and including, the date any such tender offer or exchange offer expires, references to 10 consecutive trading days will be deemed replaced with such lesser number of trading days as have elapsed from, and including, the date such tender offer or exchange offer expires to, and including, the conversion date in determining the applicable conversion rate.

If we are obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the conversion rate will immediately be readjusted to the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than with respect to our right to readjust the conversion rate as described in the immediately preceding sentence).

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Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Notwithstanding the above, we may be limited by the exchange cap and by any other rules imposed by the NASDAQ Capital Market and, if applicable, any other securities exchange on which any of our securities are then listed in the amount by which we may increase the conversion rate pursuant to the events described in clauses (2) through (6) above and as described in “—Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change” below. See also “Issuance and Beneficial Ownership Limitations.”

To the extent permitted by law and subject to the “Issuance and Beneficial Ownership Limitations” (see above) and any other rules imposed by the NASDAQ Capital Market and, if applicable, any other securities exchange on which any of our securities are then listed, we are permitted to increase the conversion rate of the convertible notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. To the extent permitted by law and the rules of the NASDAQ Capital Market and, if applicable, any other securities exchange on which any of our securities are then listed, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of shares of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or our common stock (or rights to acquire shares of our common stock) or similar event.

A holder of convertible notes may, in some circumstances, including a distribution of cash dividends to holders of shares of our common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the convertible notes into shares of our common stock, a converting holder will receive, in addition to the shares of our common stock the converting holder will receive in connection with such conversion, the rights under the rights plan with respect to such shares of our common stock, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed, to all holders of shares of our common stock, distributed property as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The applicable conversion rate will not be adjusted, among other things:

•	upon the issuance of any of shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any of shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee or director benefit plan or program of ours, or assumed by us, or any of our subsidiaries;

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•	upon the issuance of any of shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding bullet and outstanding as of the date the convertible notes were first issued, except as described in the immediately preceding paragraph;

•	upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (6) above;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest, and additional interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share of our common stock. No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If an adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, upon any conversion of convertible notes (solely with respect to the convertible notes to be converted), we will give effect to all adjustments that we have otherwise deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

Second Supplemental Indenture. On May 23, 2017, the Company and the trustee under the convertible notes entered a second supplemental indenture. Under the second supplemental indenture, a stock price measurement period, which could have resulted in changes to the conversion price of the convertible notes, ended on September 20, 2017, without any change to the then applicable conversion rate or price of the convertible notes.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);
•	any consolidation, merger or combination involving us;
•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or
•	any statutory share exchange;

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each, a “specified corporate event”), then, at the effective time of the transaction, we or the successor or purchasing company, as the case may be, will enter into a supplemental convertible notes indenture to provide that the right to convert a note will be changed into, with respect to each $1,000 in principal amount of convertible notes, a right to convert such note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the convertible notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by holders of our common stock. We will notify holders of the convertible notes of such weighted average as soon as practicable after such determination is made. We agreed in the convertible notes indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

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Adjustments of prices

Whenever any provision of the convertible notes indenture requires us to calculate last reported sale prices or the daily VWAP over a span of multiple days (including, if applicable, the share price with respect to a make-whole fundamental change), we will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described under “—Conversion rate adjustments” above) to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, record date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period during the period when last reported sales prices or the daily VWAP are to be calculated. Such adjustments will be effective as of the ex-dividend date, record date, effective date or expiration date, as the case may be, of the event causing the adjustment to the conversion rate.

Adjustment to shares of our common stock delivered upon conversion upon a make-whole fundamental change

If a “fundamental change” described in clause (1), clause (2) or clause (4) of such definition (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make -whole fundamental change”) occurs and a holder elects to convert its convertible notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the convertible notes so surrendered for conversion by a number of additional shares of our common stock (the “additional shares”), as described below. A conversion of convertible notes will be deemed for these purposes to be “in connection with” such make -whole fundamental change if the notice of conversion of the convertible notes is received by the conversion agent during the period from, and including, the effective date of the make -whole fundamental change up to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make -whole fundamental change).

Upon surrender of convertible notes for conversion in connection with a make-whole fundamental change, we will deliver shares of our common stock, including the additional shares of our common stock, as described under “—Conversion rights—Delivery upon conversion.” If the consideration for shares of our common stock in any make-whole fundamental change described in clause (2)(A) of the definition of fundamental change is comprised entirely of cash, for any conversion of convertible notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “share price” (as defined below) for the transaction and will be deemed to be, per $1,000 principal amount of convertible notes, an amount equal to the applicable conversion rate (including any adjustment as described in this section) multiplied by such share price.

We will notify holders of the effective date of any make -whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

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The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make -whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “share price”) paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of shares of our common stock receive only cash in a make-whole fundamental change described in clause (2)(A) of the definition of fundamental change, the share price will be the cash amount paid per share of our common stock. Otherwise, the share price will be the average of the last reported sale prices of our common stock over the five consecutive trading-day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the convertible notes is otherwise adjusted. The adjusted share prices will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion rate adjustments.”

The following table sets forth the number of additional shares of our common stock to be received per $1,000 principal amount of convertible notes for each share price and effective date set forth below:

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Effective Date	$1.25	$1.56	$2.00	$2.50	$3.00	$3.50	$4.00	$5.00	$7.50	$10.00	$15.00	$20.00
23-Sep-16	160.000	137.528	122.927	110.849	100.840	85.207	73.564	57.386	36.135	25.770	15.844	11.222
23-Sep-17	132.007	110.253	98.225	88.380	80.288	67.747	58.465	45.616	28.734	20.461	12.485	8.770
23-Sep-18	104.013	80.313	70.355	62.570	56.399	47.172	40.545	31.544	19.806	14.016	8.358	5.711
23-Sep-19	76.020	44.327	34.464	28.428	24.566	19.866	16.941	13.181	8.313	5.887	3.468	2.287
23-Sep-20	48.027	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

The exact share prices and effective dates may not be set forth in the table above, in which case the following will apply:

•            If the share price is between two share prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight- line interpolation between the number of additional shares set forth for the higher and lower share prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•            If the share price is greater than $20.00 per share (subject to adjustment in the same manner as the share prices set forth in the column headings in the table above), no additional shares will be added to the conversion rate; and

•            If the share price is less than $1.25 per share (subject to adjustment in the same manner as the share prices set forth in the column headings in the table above), no additional shares will be added to the conversion rate.

In addition, if a holder of convertible notes elects to convert its convertible notes prior to the effective date of any make-whole fundamental change, such holder will not be entitled to an increased conversion rate in connection with such conversion.

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to purchase convertible notes

If a “fundamental change” (as defined below in this section) occurs at any time, each holder will have the right, at that holder’s option, to require us to purchase for cash any or all of such holder’s convertible notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay (the “fundamental change purchase price”) will be paid in cash and is equal to 120% of the principal amount of the convertible notes to be purchased plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change purchase date (unless the fundamental change purchase date occurs after a regular record date and on or prior to the interest payment date to which such regular record date relates, in which case we will pay accrued and unpaid interest, including additional interest, if any, to the holder of record on such regular record date and the fundamental change purchase price will be equal to 120% of the principal amount of the convertible notes to be purchased) or, in the case of a default by us in the payment of the fundamental change purchase price with respect to such convertible notes, the day on which such default is no longer continuing. The fundamental change purchase date will be a date specified by us that is no earlier than the 15th and not later than the 35th calendar day following the date of our fundamental change notice as described below. Any convertible notes purchased by us will be paid for in cash. Any of the following constitutes a “fundamental change”:

(1)	a “person” or “ group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of all outstanding classes of our common equity entitled to vote generally in the election of our directors;

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(2)	consummation of (A) any share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries; provided, however, that a share exchange, consolidation or merger transaction described in clause (A) above in which the holders of more than 50% of all shares of our common stock entitled to vote generally in the election of our directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of common stock entitled to vote generally in the election of the directors of the continuing or surviving entity or the parent entity thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction will not be a fundamental change;

(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us;

(4)	our common stock (or other capital stock into which the convertible notes are then convertible pursuant to the terms of the convertible notes indenture) ceases to be listed on any of the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or their respective successors).

If a transaction occurs that constitutes a fundamental change under both clause (1) and clause (2) above, such transaction will be treated solely as a fundamental change under clause (2) above.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the convertible notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice will state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the convertible notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the convertible notes indenture; and

•	the procedures that holders must follow to require us to purchase their convertible notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the purchase right, a holder must deliver, on or before the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the convertible notes to be purchased, duly endorsed for transfer, together with a written purchase notice in the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the convertible notes duly completed, to the paying agent. If the convertible notes are not in certificated form, the holder must comply with appropriate DTC procedures. The purchase notice must include the following information:

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•	if certificated, the certificate numbers of the holder’s convertible notes to be delivered for purchase;

•	the portion of the principal amount of the holder’s convertible notes to be purchased, which must be $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the holder’s convertible notes are to be purchased by us pursuant to the applicable provisions of the convertible notes and the convertible notes indenture.

A holder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on (i) the business day immediately preceding the relevant fundamental change purchase date or (ii) in the case of a default by us in the payment of the fundamental change purchase price with respect to such convertible notes, the business day immediately preceding the day on which such default is no longer continuing. If the convertible notes are in global form, the holder must comply with appropriate DTC procedures. The notice of withdrawal will include the following information:

•	the principal amount of the withdrawn convertible notes;

•	if certificated convertible notes have been issued, the certificate numbers of the withdrawn convertible notes; and

•	the principal amount, if any, which remains subject to the purchase notice, which must be $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the convertible notes properly surrendered for purchase and not withdrawn on the fundamental change purchase date, subject to extension to comply with applicable law. A holder of convertible notes that has exercised the purchase right will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book -entry transfer or the delivery of the convertible notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the convertible notes on the fundamental change purchase date, then the following will occur:

•	the convertible notes surrendered for purchase and not withdrawn will cease to be outstanding and interest, including additional interest, if any, will cease to accrue on such convertible notes on the fundamental change purchase date (whether or not book-entry transfer of the convertible notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holders with respect to the convertible notes surrendered for purchase and not withdrawn will terminate on the fundamental change purchase date (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest, including additional interest, if any, upon delivery or transfer of the convertible notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required, do the following:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the convertible notes.

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No convertible notes may be purchased at the option of holders upon a fundamental change if the principal amount of the convertible notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such convertible notes).

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti -takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition or the value of the convertible notes. In addition, the requirement that we offer to purchase the convertible notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the convertible notes to require us to purchase its convertible notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price or be able to arrange for financing to pay the fundamental change purchase price in connection with a surrender of convertible notes for purchase. Our ability to repurchase the convertible notes for cash may be limited by the terms of our then -existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to an Investment in the convertible notes and investor warrants — The convertible notes do not contain restrictive financial covenants, other than debt incurrence and restrictions on payments, and we may take actions which may affect our ability to satisfy our obligations under the convertible notes.” If we fail to purchase the convertible notes when required following a fundamental change, we will be in default under the convertible notes indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Limitation on indebtedness

We are subject to limitations on our ability to incur Secured Debt and Unsecured Debt. We and our subsidiaries may not incur:

(1)         Secured Debt (other than Permitted Debt, as defined below) in any amount; and

(2)         Unsecured Debt (other than Permitted Debt) in any amount.

The limitations on the ability to incur Secured Debt or Unsecured Debt may be waived by the holders of two-thirds of the aggregate principal amount of convertible notes then outstanding.

However, as a result of the second supplemental indenture, the Company and its Subsidiaries (including the Guarantors) are permitted to incur and guarantee, any and all Secured Loans at any time or from time to time and to perform all obligations and grant all pledges arising thereunder (including, without limitation, granting the lender of such Secured Loans remedies for the protection and enforcement of its rights therein, including without limitation foreclosure, payment blockage, standstill and other secured creditor remedies), provided that the aggregate principal amount (which, for the avoidance of doubt, shall include any interest thereon that becomes part of the principal amount by way of paying the interest in kind or otherwise, but excluding the aggregate of any accrued and unpaid cash interest, fees, attorneys' fees, costs, charges, and expenses payable under the agreements documenting or evidencing the Secured Loans or in respect thereof) of any and all Secured Loan or Secured Loans, and all refinancings, extensions, supplements, waivers, consents, replacements or modifications thereof, shall not at any time exceed $5 million.

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“Secured Debt” means indebtedness for borrowed money incurred by the Company or any of its Subsidiaries (or guarantees thereof by the Company or any of its Subsidiaries), that is secured by a lien or security interest on the Company’s assets or the assets of any of the Company’s Subsidiaries. “Secured Debt” shall not include trade accounts and accrued expenses payable (including accrued revenue share and accrued license fees), obligations in respect of licenses and operating leases, payroll liabilities, deferred compensation and any purchase price adjustments, royalties, earn-outs, milestone payments, contingent payments of a similar nature in connection with any acquisition, license or collaboration agreement, and obligations for any taxes, fees, assessments or other governmental charges or levies being contesting in good faith .

“Secured Loan” or “Secured Loans” shall mean all loans, extensions of credit, letters of credit, credit facilities (revolving or otherwise), notes, debentures, guarantees and term loans, any and all of which may be secured and encumbered (including on a first priority lien basis) by up to all current and future assets, rights and properties of the Company and its Subsidiaries (including the Guarantors), whether through pledges, liens, encumbrances and grants of collateral and all indemnities, payment obligations and other transactions arising thereunder, from any lender or group of lenders (whether bank or non-bank) or their transferees or assigns, pursuant to any and all loan agreements, notes, collateral agreements, pledge agreements, guarantees, instruments and certificates related thereto, including, but not limited to any of the foregoing arising under or related to loan and collateral documentation by and between, on the one hand Bridge Bank, a division of Western Alliance Bank, and any or all of its affiliates, assignees or successors (including any assignees of any interest in such a loan from Bridge Bank and/or by way of any sale or change of control of Western Alliance Bank or of its Bridge Bank division), and on the other hand the Company and one or more of its Subsidiaries (including any or all of the Guarantors) as borrower and/or guarantor, and all other rights of the lenders thereunder. The term Secured Loan(s) shall also include all amendments, restatements, refinancings, extensions, supplements, waivers, consents, replacements or modifications of or to the foregoing.

“Unsecured Debt” means (i) indebtedness for borrowed money incurred by the Company any of its Subsidiaries (or guarantees thereof by the Company or any of its Subsidiaries), that is unsecured and is pari passu or senior in right of payment to the Convertible notes, and (ii) preferred stock issued by the Company that is mandatorily redeemable, or redeemable at the option of the holder, on a date that is prior to the Maturity Date. “Unsecured Debt” shall not include trade accounts and accrued expenses payable (including accrued revenue share and accrued license fees), obligations in respect of licenses and operating leases, payroll liabilities, deferred compensation and any purchase price adjustments, royalties, earn-outs, milestone payments, contingent payments of a similar nature in connection with any acquisition, license or collaboration agreement, and obligations for any taxes, fees, assessments or other governmental charges or levies being contested in good faith.

“Permitted Debt” means:

a)	the convertible notes and any guarantees thereof, including the note guarantees;

b)	indebtedness already existing in an acquired entity at the time of acquisition of such entity by the Company or any of its subsidiaries, so long as such debt was not incurred in order to effect such acquisition, and neither the Company nor any of its subsidiaries shall guarantee such debt following such acquisition;

c)	any unsecured guarantees by the Company or any of its subsidiaries of the Company’s indebtedness or indebtedness of any of the Company’s subsidiaries not otherwise prohibited under the convertible notes indenture;

d)	indebtedness in respect of capital leases and synthetic lease obligations;

e)	unsecured intercompany indebtedness among the Company and any of its subsidiaries, or between two or more of the subsidiaries of the Company;

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f)	current liabilities which are incurred in the ordinary course of business and which are not incurred through the borrowing of money, including credit incurred in the ordinary course of business with corporate credit cards by the Company and its subsidiaries;

g)	indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

h)	purchase money indebtedness (i) for equipment acquired or held by the Company or its subsidiaries incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired;

i)	a letter of credit issued by Silicon Valley Bank used to satisfy a security deposit to the landlord of the Company’s office in Australia, in the aggregate amount of not more than $350,000;

j)	any and all Secured Loans outstanding at any time or from time to time, provided that the aggregate principal amount (which, for the avoidance of doubt, shall include any interest thereon that becomes part of the principal amount by way of paying the interest in kind or otherwise, but excluding the aggregate of any accrued and unpaid cash interest, fees, attorneys' fees, costs, charges, and expenses payable under the agreements documenting or evidencing the Secured Loans or in respect thereof) of any and all Secured Loan or Secured Loans, and all refinancings, extensions, supplements, waivers, consents, replacements or modifications thereof, shall not at any time exceed $5 million; and

k)	extensions, refinancings and renewals of indebtedness set forth above in this definition.

We and our subsidiaries will not make Restricted Payments.

“Restricted Payment” means:

a)	any dividend or other distribution declared or paid on any of our capital stock (other than dividends or distributions payable solely in capital stock), subject to clause (b) of this definition;

b)	any payment to purchase, redeem or otherwise acquire or retire for value any of our capital stock (other than the repurchase of unvested shares held by employees, former employees or consultants at a price not greater than the price paid for the shares by such employees, former employees or consultants); and

c)	any payment to purchase, repay, redeem, or otherwise acquire or retire for value any of indebtedness for borrowed money incurred by us or any of our subsidiaries that is subordinated in right of payment to the convertible notes (other than with the proceeds of indebtedness that is incurred substantially concurrently with such purchase, repayment, redemption, acquisition or retirement and that is subordinated in right of payment to the convertible notes on terms no less favorable to the than the indebtedness being purchased, repaid, redeemed, acquired or retired).

Equity Conditions

Where the convertible notes indenture requires that we have complied with certain equity conditions in order to satisfy obligations by issuing our stock, the following definitions shall in substance apply:

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“Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements filed pursuant to the registration rights agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (or, in connection with a redemption, issuable upon conversion of the convertible notes being redeemed in the event requiring this determination at the conversion price then in effect (without regard to any limitations on conversion set forth herein)) (the “Required Minimum Securities Amount”), in each case, in accordance with the terms of the registration rights agreement (it being understood that any day that, under the registration rights agreement, the registration statement or prospectus contained therein is not required to be available shall be disregarded for purposes of measuring compliance during the Equity Conditions Measuring Period of this clause (x)) or (y) the Required Minimum Securities Amount shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the convertible notes, other issuance of securities with respect to the convertible notes and exercise of the investor warrants) and the company is in compliance with the requirements of Rule 144(c)(1), including, without limitation, satisfying the current public information requirement under Rule 144(c); (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all Required Minimum Securities Amount) is listed or designated for quotation (as applicable) on the Nasdaq Capital Market or other eligible market and shall not have been suspended from trading on the Nasdaq Capital Market or other eligible market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an eligible market have been threatened in writing (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by the Nasdaq Capital Market or other eligible market or (B) the Company falling below the minimum listing maintenance requirements of the Nasdaq Capital Market or other eligible market on which the Common Stock is then listed or designated for quotation (as applicable) (provided, at any time that the Nasdaq Capital Market or other eligible market shall have accepted a plan of remediation or plan to regain compliance, then so long as such acceptance is in effect, then a delisting or suspension by an eligible market shall not be deemed to exist); (iii) during the Equity Conditions Measuring Period, the Company shall, in all material respects, have delivered all shares of Common Stock issuable upon conversion of this note on a timely basis and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the investor warrant agreement; (iv) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended fundamental change shall have occurred which has not been abandoned, terminated or consummated; (v) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an event of default or an event that with the passage of time or giving of notice would constitute an event of default; (vi) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on the Nasdaq Capital Market or other eligible market, (vii) any shares of Common Stock to be issued in connection with the event requiring determination (or, in connection with a redemption, issuable upon conversion of the convertible notes to be redeemed in the event requiring this determination at the conversion price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without violating the exchange cap and, assuming solely for the purpose of this clause (vii), that such holder together with the other attribution parties do not then hold any shares of Common Stock “long” (as defined in Regulation SHO of the Exchange Act), would not result in a violation of the maximum percentage hereof (provided (A) satisfaction of this clause (vii) shall be measured on a holder by holder basis, such that failure of this condition as to one holder shall not be deemed failure of this condition as to any other holder and (B) in connection with a redemption, if the Company elects in its sole discretion to deliver notice of such redemption to the affected holder and all other holders (whether or not affected) in accordance with the convertible notes indenture at least 65 calendar days prior to the applicable date of redemption, the Company may assume for purposes of determining whether a violation of the maximum percentage would occur that, in addition to the assumption regarding not holding shares “long” noted above, that the maximum percentage of every holder is 9.99%); (viii) such applicable holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like (provided, satisfaction of this clause (viii) shall be measured on a holder by holder basis, such that failure of this condition as to one holder shall not be deemed failure of this condition as to any other holder) , (ix) on the applicable date of determination (A) no failure to have the applicable Required Minimum Securities Amount of shares of Common Stock reserved by the Company and available to be issued pursuant to the convertible notes indenture shall exist or be continuing (an “Authorized Share Failure”) and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or, in connection with a redemption, issuable conversion of the convertible notes to be redeemed in the event requiring this determination at the conversion price then in effect (without regard to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) the Company shall have no knowledge of any fact that would reasonably be expected to cause both (1) any registration statement required to be filed pursuant to the registration rights agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of shares of Common Stock in accordance with the terms of the registration rights agreement and (2) any shares of Common Stock issuable upon conversion of the convertible notes or exercise of the investor warrants (without regard to any limitations on conversion or exercise with respect thereto) to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the convertible notes, other issuance of securities with respect to the convertible notes and exercise of the investor warrants) or the Company to not be in compliance with the requirements of Rule 144(c)(1), including, without limitation, satisfying the current public information requirement under Rule 144(c) and (xi) no Volume Failure Exists.

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“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the five (5) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $400,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Issue Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

Merger, consolidation or sale of assets

The Company will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another person or group of affiliated persons, except that the Company may consolidate or merge with, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to another person if (i) we are the surviving person or the resulting, surviving or successor person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and such person (if not the Company) expressly assumes by supplemental convertible notes indenture all obligations of the Company under the convertible notes indenture, including payment of the principal and interest on the convertible notes, and the performance and observance of all of the covenants and conditions of the convertible notes indenture to be performed by the Company, (ii) immediately after giving effect to such transaction, no default under the convertible notes indenture has occurred and is continuing, (iii) if, upon the occurrence of any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, (x) the convertible notes would become convertible pursuant to the terms of the convertible notes indenture into securities issued by an issuer other than the resulting, surviving, transferee or successor corporation, and (y) such resulting, surviving, transferee or successor corporation is a wholly owned subsidiary of the issuer of such securities into which the convertible notes have become convertible, such other issuer will fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the convertible notes, and (iv) other conditions specified in the convertible notes indenture are met. Upon any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, the resulting, surviving, transferee or successor person will succeed to, and may exercise every right and power of, the Company under the convertible notes indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the convertible notes indenture and the convertible notes, except in the case of a lease of all or substantially all of its properties and assets.

Although these types of transactions are permitted under the convertible notes indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the convertible notes of such holder as described above.

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Events of default

Each of the following is an event of default under the convertible notes indenture:

(1)	default by us in any payment of interest, including additional interest, if any, on the convertible notes when due and payable and the default continues for 15 days;

(2)	default by us in the payment of principal of any note when due and payable at its stated maturity, upon required purchase in connection with a fundamental change, upon declaration of acceleration or otherwise;

(3)	failure by us to comply with our obligation to convert the convertible notes in accordance with the convertible notes indenture upon exercise of a holder’s conversion right, including the delivery of shares and payment of the Early Conversion Payment, if applicable, and the default continues for three business days;

(4)	failure by us to give a fundamental change notice as described under “—Fundamental change permits holders to require us to purchase convertible notes” when due and the default continues for five business days;

(5)	failure by us to comply with the covenants described under the caption “— Merger, consolidation or sale of assets;”

(6)	failure by us in the performance of any other covenant or agreement in the convertible notes or in the convertible notes indenture that continues for a period of 60 days after we receive written notice from the trustee or from holders of at least 25% in principal amount of the outstanding convertible notes as provided in the convertible notes indenture;

(7)	default by us or any of our subsidiaries with respect to any mortgage, convertible notes indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (or the payment of which is guaranteed by the us or any of our subsidiaries, whether such indebtedness or guarantee now exists, or will hereafter be created, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default or (b) results in the acceleration of such indebtedness prior to its express maturity and, in each case in clause (a) or (b), the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness that has not been paid when due, or the maturity of which has been so accelerated, aggregates $1.5 million or more;

(8)	a final judgment for the payment of $1.5 million or more (excluding any amounts covered by insurance or bond) rendered against us or any of our subsidiaries by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

(9)	certain events of bankruptcy, insolvency, or reorganization relating to us or any of our significant subsidiaries (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that, in the aggregate, would constitute such a significant subsidiary.

The trustee will not be charged with knowledge of any fact, default or event of default with respect to the convertible notes unless either (i) a responsible officer of the trustee will have actual knowledge of such default or event of default or (ii) written notice of such fact, default or event of default will have been given by us or by the holders of at least 25% of the aggregate principal amount of the convertible notes and received by a responsible officer of the trustee and references the convertible notes indenture and the convertible notes. Delivery of reports to the trustee will not constitute knowledge of, or notice to, the trustee of the information contained therein.

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If an event of default occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding convertible notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid interest, including additional interest, if any, on, all the convertible notes to be due and payable plus, except to the extent prohibited by applicable law, a payment equal to the remaining scheduled payments of interest that would have been made on the convertible notes from the date of the event of default until the first to occur of the maturity date and September 23, 2019. Upon such a declaration, such principal and accrued and unpaid interest, including additional interest, if any, will be due and payable immediately. In case of an event of default with respect to us (but not with respect to any of our significant subsidiaries or any group of subsidiaries that, in the aggregate, would constitute a significant subsidiary) described in clause (9) above, 100% of the principal of and accrued and unpaid interest, including any additional interest, on the convertible notes will automatically become due and payable plus the same additional payment noted above for other defaults.

Notwithstanding the foregoing, the convertible notes indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the convertible notes indenture, which are described below under “ —Reports” will, (i) for the first 180 days after the occurrence of such an event of default (which, for the avoidance of doubt, will not occur until the notice of default has been provided, and the related 60-day period has passed) consist exclusively of the right to receive additional interest on the convertible notes at an annual rate equal to 0.25% of the principal amount of the convertible notes and (ii) for the next 180 days after the expiration of such 180-day period, consist exclusively of the right to receive additional interest on the convertible notes at an annual rate equal to 0.50% of the principal amount of the convertible notes. If we so elect, such additional interest will be payable on all outstanding convertible notes from, and including, the date on which such event of default first occurs to, but excluding, the 360th day thereafter (or such earlier date on which the event of default relating to a failure to comply with such requirements has been cured or waived or ceases to exist). On the 361st day following the event of default relating to the reporting obligations under the convertible notes indenture, if such event of default has not been cured or waived prior to such 361st day, the convertible notes will be subject to acceleration as provided above. The provisions of the convertible notes indenture described in this paragraph will not affect the rights of holders of convertible notes in the event of the occurrence of any other event of default, and are separate and distinct from, and in addition to, the obligation to pay additional interest in the circumstances described below under “—Registration rights.” To the extent we elect to pay additional interest, it will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the convertible notes.

In order to elect to pay additional interest on the convertible notes as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in the convertible notes indenture in accordance with the immediately preceding paragraph, we must notify all holders of convertible notes and the trustee and paying agent in writing of such election on or before the close of business on the date on which such event of default first occurs (which, for the avoidance of doubt, will not occur until the notice of default has been provided, and the related 60-day period has passed). If we fail to timely give such notice, the convertible notes will be immediately subject to acceleration as provided above.

The holders of a majority in principal amount of the outstanding convertible notes may waive all past defaults (except with respect to (i) nonpayment of principal of, or interest on, including additional interest, if any, any note or in the payment of amounts due upon required purchase in connection with a fundamental change of any note; (ii) our failure to comply with our obligation to convert the convertible notes in accordance with the convertible notes indenture upon exercise of a holder’s conversion right; or (iii) any provision under the convertible notes indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected) and rescind any such acceleration with respect to the convertible notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing events of default have been cured or waived.

In addition, each holder of convertible notes will have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change purchase price on the fundamental change purchase date, if applicable) of;

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•	accrued and unpaid interest, including additional interest, if any, on; and

•	the consideration due upon conversion of such holder’s convertible notes, on or after the respective due dates expressed or provided for in the convertible notes indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates will not be impaired or affected without the consent of such holder.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the convertible notes indenture at the request or direction of any of the holders of the convertible notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including additional interest, if any, when due, or to enforce the right to receive delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the convertible notes indenture or the convertible notes unless:

(10)	such holder has previously given the trustee written notice that an event of default is continuing;

(11)	holders of at least 25% in principal amount of the outstanding convertible notes have requested that the trustee pursue the remedy;

(12)	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(13)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(14)	the holders of a majority in principal amount of the outstanding convertible notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding convertible notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The convertible notes indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care and skill that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the convertible notes indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the convertible notes indenture, the trustee will be entitled to indemnification satisfactory to it against all losses, liability and expenses caused by taking or not taking such action.

The convertible notes indenture provides that if a default occurs and is continuing and is known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal of, or interest on, any note, or a default in the delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate for the convertible notes from the required payment date.

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Modification and amendment

Subject to certain exceptions, the convertible notes indenture or the convertible notes may be amended with the consent of the holders of at least two-thirds of the aggregate principal amount of the convertible notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, convertible notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the convertible notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, convertible notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in principal amount of convertible notes whose holders must consent to an amendment of the convertible notes indenture or to waive any past default;

(2)	reduce the rate of, or extend the stated time for payment of, interest, including additional interest, if any, on any note;

(3)	reduce the principal of, or extend the stated maturity of, any note;

(4)	make any change that impairs or adversely affects the conversion rights of any note as determined in good faith by us;

(5)	reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of convertible notes our obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any note payable in a currency other than that stated in the note;

(7)	impair the right of any holder to receive payment of principal of, and interest, including additional interest, if any, on, such holder’s convertible notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s convertible notes;

(8)	change the ranking of the convertible notes; or

(9)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions of the convertible notes indenture.

Without the consent of any holder, we and the trustee may amend the convertible notes indenture to:

(10)	cure any ambiguity, omission, defect or inconsistency determined in good faith by us as evidenced in an Officer’s Certificate;

(11)	provide for the assumption by a successor corporation of the obligations of the Company under the convertible notes indenture;

(12)	add guarantees with respect to the convertible notes;

(13)	secure the convertible notes;

(14)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(15)	make any change that does not adversely affect the rights of any holder determined in good faith by us as evidenced in an Officer’s Certificate;

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(16)	increase the conversion rate or provide for a change to reference property as provided in the convertible notes indenture;

(17)	provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the convertible notes indenture by more than one trustee; or

(18)	conform the provisions of the convertible notes indenture to the “Description of Convertible notes” section in the private placement memorandum used in connection with the original issuance of the Convertible notes as evidenced in an Officer’s Certificate.

In addition, the limitations in the convertible notes indenture on our ability to incur Secured Debt or Unsecured Debt, or make Restricted Payments, may not be amended or waived without the prior consent of the holders of at least two- thirds of the aggregate principal amount of convertible notes then outstanding.

Amendments regarding the maximum percentage are not permitted, and amendments regarding the exchange cap are only permitted under limited circumstances, and require the approval of Nasdaq.

The consent of the holders is not necessary under the convertible notes indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the convertible notes indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the convertible notes indenture and the convertible notes by delivering to the trustee for cancellation all outstanding convertible notes or by depositing with the trustee or delivering to the holders, as applicable, after the convertible notes have become due and payable, whether at stated maturity, on any fundamental change purchase date, upon conversion or otherwise, cash or shares of our common stock (in the case of any conversion) sufficient to pay all of the outstanding convertible notes and paying all other sums payable under the convertible notes indenture by us. Such discharge is subject to terms contained in the convertible notes indenture.

Calculations in respect of convertible notes

We or our agents will be responsible for making all calculations called for under the convertible notes or the convertible notes indenture except as otherwise provided for above. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, VWAPs, the exchange cap, accrued interest payable on the convertible notes, any additional interest payments on the convertible notes, the Early Conversion Payment and the conversion rate of the convertible notes. We or our agents will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of the convertible notes. We or our agents will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of the convertible notes upon the written request of that holder.

Reports

The convertible notes indenture governing the convertible notes provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than any portion thereof subject to confidential treatment pursuant to applicable SEC rules and regulations) must be filed by us with the trustee within 15 days after the same are filed with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

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Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the convertible notes indenture or the convertible notes (as to which the trustee is entitled to rely exclusively on Officer’s Certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or website under the convertible notes indenture, or participate in any conference calls.

Rule 144A information

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the convertible notes or the shares of our common stock delivered upon conversion of the convertible notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such convertible notes or such shares of our common stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such convertible notes or such shares of our common stock pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such convertible notes or such shares of our common stock may reasonably request from time to time to enable such holder or beneficial owner to sell such convertible notes or such shares of our common stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Trustee

U.S. Bank National Association is the initial trustee, registrar, paying agent and conversion agent for the convertible notes. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law

The convertible notes indenture provides that it and the convertible notes, and any claim, controversy or dispute arising under or related to the convertible notes indenture or the convertible notes, will be governed by, and construed in accordance with, the laws of the State of New York.

Paying and paying agents

The paying agent means any person (including the Company) authorized by the Company to pay the principal amount of, interest on, including additional interest, or the fundamental change purchase price of, any convertible notes on behalf of the Company. U.S. Bank National Association shall initially be the paying agent. We may designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

The principal amount of certificated convertible notes shall be payable at the corporate trust office and at any other office or agency maintained by the Company for such purpose. Interest on certificated convertible notes will be payable (1) to holders holding certificated convertible notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the holders of such convertible notes and (2) to holders holding certificated convertible notes having an aggregate principal amount of more than $1,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application will remain in effect until the holder notifies, in writing, the registrar to the contrary. We will pay principal of, and interest on, convertible notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note.

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Subject to the requirements of any applicable abandoned property laws, regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to note holders will be repaid to us. After that two-year period, the note holders may look only to us for payment and not to the trustee, any other paying agent or anyone else and the trustee shall be relieved of any liability.

Transfer and exchange

A holder of convertible notes may transfer or exchange convertible notes at the office of the registrar in accordance with the convertible notes indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of convertible notes. A holder of convertible notes may not sell or otherwise transfer convertible notes or shares of our common stock issuable upon conversion of convertible notes except in compliance with the provisions set forth below under “Transfer Restrictions.” We are not required to transfer or exchange any note surrendered for conversion or repurchase by us in the circumstances described under “—Fundamental change permits holders to require us to purchase convertible notes.”

Registration rights

As a former shell company under SEC’s Rule 144(i), in order for Rule 144 to be used to resell our securities, we are subject to the current public information requirement on an evergreen basis for the 12 months preceding the date of sale, even if the sale occurs more than one year after the closing of this offering. In addition, Rule 144(i) requires that Form 10 information would need to be filed with the SEC with respect to the convertible notes in order for such securities to be eligible for Rule 144(b)(i) resales. Accordingly, since Rule 144(b)(i) is not expected to be available (nor DTC’s “Mandatory Exchange Platform” under such rule), we agreed to file, and have declared effective under the Securities Act of 1933, this resale registration statement as described below to enable resales of the convertible notes and to enable an unrestricted CUSIP to be assigned after the effectiveness of such registration statement. We will be required to pay additional interest in connection with certain failures to keep a registration statement available for resales, as described below.

In addition to resales pursuant to an effective registration statement, you may also resell your convertible notes and investor warrants pursuant to applicable exemptions from the registration requirements of the Securities Act, including Rule 144A; however, as noted, we do not expect that Rule 144 will be available for resales of convertible notes (resales of underlying common stock can be made under Rule 144, subject to compliance with the added Rule 144(i) restrictions, since we have filed Form 10 information with respect to our common stock).

Registration Rights Agreement

We, the guarantors and the initial purchaser have entered into a registration rights agreement for the benefit of the holders of the convertible notes and investor warrants. Pursuant to the registration rights agreement, we have agreed to file this registration statement to cover the resale of the convertible notes, the shares of our common stock issuable upon conversion of the convertible notes, the investor warrants and the shares of our common stock issuable upon exercise of the investor warrants, or in connection with an Early Conversion Payment on the convertible notes (collectively, the “Registrable Securities”).

If we fail to comply with certain of our obligations under the registration rights agreement, additional interest will be payable on the convertible notes at a rate equal to 1.00% per annum of the principal amount of convertible notes outstanding. This includes failing to comply with the filing and effectiveness dates for the registration statement, if the registration statement ceases to be useable other than during a permitted deferral period or due to updates relating to the holders or warrantholders, failing after the six-month anniversary of the closing to file any document or report that is required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than reports to be filed on Form 8-K). We shall notify the trustee in writing of any additional interest due prior to the applicable interest payment date. If the trustee does not receive such notice, the trustee shall assume no additional interest is due.

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We will use our reasonable best efforts to keep this or a successor registration statement effective until the earlier of (i) the date on which there are no outstanding Registrable Securities, (ii) the date on which all of the convertible notes, investor warrants, and the shares of common stock underlying each have been sold pursuant to this registration statement or pursuant to Rule 144 under the Securities Act, or (iii) March 28, 2021.

We will provide to each holder of Registrable Securities copies of the prospectus that is part of the shelf registration statement, notify each holder when this shelf registration statement has become effective and take certain other actions required to permit public resales of the Registrable Securities.

Upon written notice to all the holders of Registrable Securities, we will be permitted to suspend the use of the prospectus that is part of the shelf registration statement in connection with sales of Registrable Securities during prescribed periods of time if we possess material non-public information the disclosure of which would have a material adverse effect on us. The periods during which we can suspend the use of the prospectus may not exceed a total of 20 consecutive days or more than 60 days, in aggregate, during any 360-day period. Upon receipt of such notice, the holders of convertible notes will be required to cease disposing of securities under the prospectus and to keep the notice confidential.

A holder who elects to sell any Registrable Securities pursuant to the shelf registration statement is required to be named as a selling security holder in the related prospectus, may be required to deliver a prospectus to purchasers, may be subject to certain civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that apply to a holder making such an election, including certain indemnification provisions.

We will mail a notice and questionnaire to the holders of Registrable Securities not fewer than 30 calendar days prior to the time we intend in good faith to have the shelf registration statement declared effective. No holder of Registrable Securities will be entitled to be named as a selling security holder in the shelf registration statement, and no holder of Registrable Securities will be entitled to use the prospectus that is part of the shelf registration statement for offers and resales of Registrable Securities at any time, unless such holder has returned a completed and signed notice and questionnaire to us by the deadline for response set forth in the notice and questionnaire. Holders of Registrable Securities will, however, have at least ten business days from the date on which the notice and questionnaire is first mailed to them to return a completed and signed notice and questionnaire to us.

The restrictions on transfer described above that apply to the convertible notes, the investor warrants or to common stock issuable upon conversion of such convertible notes apply to shares of common stock issued in connection with an Early Conversion Payment with respect to the convertible notes, and upon the common stock issuable upon exercise of the investor warrants.

We will not, and will not permit any of our subsidiaries to, resell any of the convertible notes or investor warrants that have been reacquired by us or any of them.

The convertible notes and investor warrants will each be issued with a restricted CUSIP number. Until such time as we notify the trustee in writing to remove the restrictive legends from the convertible notes and the investor warrants, the restricted CUSIP numbers will be the CUSIP numbers for the convertible notes and the investor warrants. At such time as we notify the trustee to remove the restrictive legends from the convertible notes and the investor warrants, such legends will be deemed removed from any global note and any global warrant, and unrestricted CUSIP numbers will be deemed to be the CUSIP numbers for the convertible notes and the investor warrants, subject to the procedures of DTC.

The provisions of the registration rights agreement described in this paragraph are separate and distinct from, and in addition to, the obligation to pay additional interest if we so elect under the circumstances described above under “—Events of default”; provided, however, that in no event will the aggregate amount of additional interest payable pursuant to the second paragraph under “—Registration Rights” and the provisions described above under “—Events of default” exceed 1.00% per annum. Any additional interest payable pursuant to the provisions of the convertible notes indenture described in this paragraph will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the convertible notes.

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Global convertible notes, book-entry form

The convertible notes (other than convertible notes issued to the affiliated investors) are evidenced by a global note. We have deposited the global note with DTC’s custodian and registered the global note in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds.

Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or some banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as indirect participants. So long as Cede & Co. as the nominee of DTC is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will pay interest on, or the purchase price of, a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date or the fundamental change purchase date, as the case may be. Neither we, the trustee, the registrar, custodian, conversion agent nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

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Neither we, the trustee, registrar, custodian, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of convertible notes, including the presentation of convertible notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the convertible notes represented by the global note as to which the participant or participants has or have given such direction. DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC participants or indirect participants in DTC.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. Convertible notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related global convertible notes in accordance with procedures of DTC only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global convertible notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we in our sole discretion determine that that global note will be exchangeable for physical, certificated securities and notify the trustee in writing of our decision; or

•	an event of default with respect to the convertible notes has occurred and is continuing and such beneficial owner requests that its convertible notes be issues in physical, certified form.

DESCRIPTION OF THE INVESTOR WARRANTS

We issued the investor warrants under a warrant agreement dated as of the first date of original issuance of the investor warrants, September 28, 2016, as amended (the “investor warrant agreement”) between us and U.S. Bank National Association, as warrant agent (the “warrant agent”). The terms of the investor warrants include those expressly set forth in the warrant agreement. You may read the investor warrant agreement and the registration rights agreement at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” above.

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The following description is a summary of the material provisions of the investor warrants and the investor warrant agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the investor warrants and the investor warrant agreement, including the definitions of certain terms used in the investor warrant agreement. We urge you to read the investor warrant agreement and the registration rights agreement because they, and not this description, define the rights as a holder of the investor warrants.

Unless context otherwise requires, for purposes of this description of investor warrants, references to “the Company,” “Digital Turbine, Inc.,” “we,” “our” and “us” refer only to Digital Turbine, Inc. and not to its subsidiaries.

General

Each of the 4,355,600 investor warrants offered hereby represents the right to purchase one share of our common stock, par value $0.0001 per share, at an initial exercise price of $1.364 per share, subject to the net share settlement provisions described below under the heading “—Exercise and Settlement of the investor warrants.” The exercise price of the investor warrants is subject to adjustment from time to time as described below under the heading “—Adjustments to the investor warrants.”

We and U.S. Bank National Association, as warrant agent, are parties to an investor warrant agreement dated as of September 28, 2016 related to the investor warrants offered under this prospectus.

The investor warrants were originally issued in the form of a global warrant, but in certain limited circumstances may be represented by investor warrants in certificated form; additionally, the investor warrants are DTC eligible and will have an unrestricted CUSIP number in connection with the effectiveness of this registration statement.

Exercise and Settlement of the investor warrants

The initial exercise price applicable to each warrant is $1.364 per share of our common stock, subject to adjustment as described below under the heading “—Adjustments to the investor warrants.” The investor warrants may be exercised, in whole or in part, at any time prior to 5:00 p.m., New York City time, on September 23, 2020 (the “expiration date”). Any investor warrants not exercised prior to such time will expire unexercised and worthless.

If the investor warrants are in certificated form, to exercise a warrant, the warrantholder must surrender the warrant certificate evidencing such warrant to the warrant agent, complete and manually sign the exercise notice on the back of the warrant, deliver such notice to the warrant agent and pay any applicable transfer taxes. If the investor warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of DTC. The date on which a warrantholder complies with the requirements for exercise in respect of a warrant is the “exercise date” for such warrant, unless such day is not a trading day in which case it will be the next trading day or, if such date is after the expiration date, the immediately preceding trading day.

For each warrant exercised for cash, the warrantholder shall pay the related exercise price by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the warrant agent prior to the settlement date. Following receipt by the warrant agent of such exercise price, the Company shall cause to be delivered to the warrantholder one share of our common stock, together with cash in respect of any fractional warrant. All funds received by the warrant agent upon exercise of a warrant shall be deposited by the warrant agent for the account of the Company.

The warrantholder may elect at any time to exercise such warrant on a “net share settlement” basis rather than on a cash exercise basis. In the event of such a net share settlement, the exercise price will be paid by the withholding by us of that number of shares of our common stock equal to the related exercise and the issuance of only the net number of remaining shares issuable under the related investor warrants. As a result, an exercising warrantholder will be entitled to receive on the settlement date for each warrant being exercised a number of shares of our common stock (the “net share amount”) (which in no event will be less than zero) equal to (A) the net share settlement price (as defined below) on the relevant exercise date, minus the exercise price, divided by (B) such net share settlement price. We will pay cash in lieu of delivering fractional shares of our common stock as described below. The settlement date for an exercised warrant will be the third trading day immediately following the exercise date for such warrant.

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The “net share settlement price” means, as of any date, the volume weighted average price per share of our common stock for the 20 trading days prior to the date of determination of the net share settlement price for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the NASDAQ Capital Market, or if our common stock or such other security is not listed on the NASDAQ Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which our common stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such trading day, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of our common stock during such 20 trading day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by our Board of Directors. If our common stock is not traded on the NASDAQ Capital Market or any U.S. national securities exchange or quotation system, the “net share settlement price” will be the price per share of our common stock that we could obtain from a willing buyer for shares of our common stock sold by us from authorized but unissued shares of our common stock, as such prices are reasonably determined in good faith by our Board of Directors or a duly authorized committee thereof.

A “trading day” means (i) if the applicable security is listed on the NASDAQ Capital Market, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the NYSE, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the NYSE, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any business day.

A “business day” any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the warrant agent is authorized or required by law or executive order to close or be closed.

We will not issue fractional shares of our common stock upon any exercise of the investor warrants. If any fractional share of our common stock would be issuable upon exercise of any warrant or investor warrants by any warrantholder, we will pay the warrantholder cash in lieu of such fractional share valued at the net share settlement price as of the relevant exercise date. If more than one warrant is exercised at one time by the same warrantholder, the number of full shares of our common stock issuable upon exercise thereof will be computed on the basis of all investor warrants (including any fractional investor warrants) so exercised.

In connection with the delivery of shares of our common stock to an exercising warrantholder:

•	if such shares of our common stock are in book-entry form at DTC, we will (or will cause the transfer agent to) deliver such shares of our common stock by electronic transfer to such warrantholder’s account, or any other account as such warrantholder may designate, at DTC or the relevant DTC participant; or

•	if such shares of our common stock are not in book-entry form at DTC, we will (or will cause the transfer agent to) deliver to or upon the order of such warrantholder a certificate or certificates, in each case for the number of full shares of our common stock to which such warrantholder is entitled, registered in such name or names as may be directed by such warrantholder.

A warrantholder will not be required to pay any documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of our common stock upon the exercise of investor warrants and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising warrantholders; provided, however, that a warrantholder will be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any warrant certificates or other securities in a name other than that of the registered holder of the warrant certificate surrendered upon exercise of the warrant. We will not be required to issue or deliver such certificates or other securities unless and until all taxes, if any, payable by a warrantholder have been paid.

We have no plans to list the investor warrants on any trading market.

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Issuance and Beneficial Ownership Limitations

Stock Exchange Cap on Issuances. No warrantholder shall have the right to exercise any warrant, to the extent that after giving effect to such exercise, the issuance of shares of common stock pursuant to such exercise would exceed that aggregate number of shares of common stock which we may issue, in aggregate, pursuant to the terms of all convertible notes and investor warrants without breaching our obligations under the rules or regulations of our principal market (the “exchange cap”).

The term “principal market” means, as of the date hereof, the NASDAQ Capital Market or from time to time the principal national securities exchange or over-the-counter market where the common stock is then traded.

The exchange cap will not apply in the event we obtain (i) the approval of our stockholders in accordance with the applicable rules of the principal market for issuances of shares of common stock in excess of such amount or (ii) a written determination from such principal market that such approval is not required. We have agreed to call and hold a stockholders’ meeting to seek such stockholder approval not later than January 15, 2017 and are further obligated to seek an approval if approval is not obtained at such meeting. We obtained such stockholder approval. However, under the rules of the NASDAQ stock market, the second supplemental indenture rendered ineffective, on a going forward basis, our original stockholder approval, and therefore, in connection with the second supplemental indenture, we were required to seek and obtain a new stockholder approval not later than January 30, 2018 (and, if not obtained, take certain efforts to again seek such approval). We cannot be certain that our stockholders will grant the stockholder approval. Until such approval is obtained, no warrantholder shall be issued in the aggregate, upon conversion of any convertible notes or exercise of any of the investor warrants or otherwise pursuant to the terms of the convertible notes indenture or under the investor warrant agreement, shares of our common stock in an amount greater than the product of (i) the exchange cap multiplied by (ii) the quotient of (A) the aggregate number of shares of our common stock underlying the convertible notes and investor warrants initially purchased by such warrantholder from the initial purchaser on, and determined as of, the issue date (for clarity, as if the Convertible notes and Investor warrants had been converted and exercised in full on the original issuance date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) divided by (B) the aggregate number of shares of our common stock underlying the all convertible notes and all investor warrants initially purchased by all warrantholders from the initial purchaser on, and determined as of, the issue date (for clarity, as if the Convertible notes and Investor warrants had been converted and exercised in full on the original issuance date, prior to any adjustments that may later occur with respect to the applicable conversion or exercise price) (with respect to each warrantholder, the “exchange cap allocation”).

In the event that any warrantholder shall sell or otherwise transfer any of such warrantholder’s convertible notes and/or investor warrants, the transferee shall be allocated a pro rata portion of such warrantholder’s exchange cap allocation based on the relative number of underlying shares determined as of the issue date with respect to such portion of such convertible notes and investor warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the exchange cap allocation so allocated to such transferee. Upon conversion and exercise in full of a warrantholder’s convertible notes and investor warrants, the difference (if any) between such warrantholder’s exchange cap allocation and the number of shares of our common stock actually issued to such warrantholder upon such warrantholder’s conversion in full of such warrantholder’s convertible notes and exercise in full of such investor warrants shall be allocated to the respective exchange cap allocations of the remaining holders of convertible notes and warrantholders of investor warrants on a pro rata basis in proportion to the shares of our common stock then underlying the convertible notes and investor warrants held by each such holder and warrantholders at such time.

In the event that we are prohibited from issuing shares of our common stock pursuant to the exchange cap (the “exchange cap shares”), we shall pay cash in exchange for the cancellation of such shares of our common stock at a price equal to the product of (x) such number of exchange cap shares and (y) the simple average of the daily VWAP for our common stock for the 10 consecutive VWAP trading days ending on and included the VWAP trading day immediately prior to the conversion date (the “exchange cap share cancellation amount”); provided, that no exchange cap share cancellation amount shall be due and payable to the warrantholder to the extent that (x) on or prior to the third trading day immediately following the conversion date, the exchange cap allocation of a warrantholder is increased (whether by assignment by a warrantholder of convertible notes and/or investor warrants or all, or any portion, of such warrantholder's exchange cap allocation or otherwise) (an “exchange cap allocation increase”) and (y) after giving effect to such exchange cap allocation increase, we deliver the applicable exchange cap shares to the holder (or its designee) on or prior to the third trading day immediately following the conversion date.

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Beneficial Ownership Limitation on Exercises. No warrantholder shall have the right to exercise any warrant to the extent that after giving effect to such exercise, and pursuant to the terms of all convertible notes and investor warrants, the warrantholder together with the other attribution parties collectively would beneficially own in excess of 4.99% (the “maximum percentage”) of the number of shares of common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of common stock beneficially owned by the warrantholder and the other attribution parties shall include the number of shares of common stock held by the warrantholder and all other attribution parties plus the number of shares of common stock issuable upon exercise of the investor warrants proposed to be exercised by such warrantholder, but shall exclude the number of shares of common stock which would be issuable upon the exercise of any other warrant or upon the conversion of any convertible notes beneficially owned by the warrantholder or any of the other attribution parties to the extent subject to a limitation on conversion or exercise analogous to this limitation. The term “beneficial ownership” shall be as calculated in accordance with Section 13(d) the Exchange Act and the term “attribution party” means, collectively, (i) any investment vehicle, including, any funds, feeder funds or managed accounts, directly or indirectly managed or advised by the warrantholder's investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the warrantholder or any of the foregoing, and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the warrantholder's and the other attribution parties for purposes of Section 13(d) of the Exchange Act.

Upon delivery of a written notice to us, a warrantholder may from time to time increase or decrease the maximum percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the maximum percentage will not be effective until the 61st day after such notice is delivered to us and (ii) any such increase or decrease will apply only to such warrantholder and the other attribution parties and not to any other warrantholder that is not an attribution party of the warrantholder delivering such notice.

If we receive an exercise notice from a warrantholder at a time when the actual number of outstanding shares of common stock is less than the reported outstanding share number, we shall (i) notify the warrantholder in writing of the number of shares of common stock then outstanding and, to the extent that such exercise notice would otherwise cause the warrantholder’s beneficial ownership to exceed the maximum percentage, the warrantholder must notify us of a reduced number of shares of common stock to be acquired pursuant to such exercise notice (the number of shares by which such purchase is reduced, the “reduction shares”) and (ii) as soon as reasonably practicable, we shall return to the warrantholder any exercise price paid by the warrantholder for the reduction shares.

In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any investor warrants and convertible notes, by the warrantholder and any other attribution party since the date as of which the reported outstanding share number was reported. In the event that the issuance of shares of common stock to the warrantholder upon exercise of a warrant results in the warrantholder and the other attribution parties being deemed to beneficially own, in the aggregate, more than the maximum percentage of the number of outstanding shares of common stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the warrantholder’s and the other attribution parties’ aggregate beneficial ownership exceeds the maximum percentage (the “excess shares”) shall be deemed null and void and shall be cancelled ab initio, and the warrantholder shall not have the power to vote or to transfer the excess shares. As soon as reasonably practicable after the issuance of the excess shares has been deemed null and void, we shall return to the warrantholder the exercise price paid by the warrantholder for the excess shares.

No Rights as Stockholders

Warrantholders will not be entitled, by virtue of holding investor warrants, to vote, to consent, to receive dividends, if any, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders until (and then only to the extent) such holders become holders of record of the shares of our common stock issued upon settlement of the investor warrants.

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Each person in whose name any shares of common stock are issued will be deemed to have become the holder of record of such shares as of the exercise date. However, if any such date is a date when our stock transfer books are closed, such person will be deemed to have become the record holder of such shares as of 5:00 p.m. New York City time on the next succeeding date on which our stock transfer books are open.

Adjustments to the investor warrants

Adjustments to the Exercise Price

The exercise price for the investor warrants will be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a) The issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock, in which event the exercise price will be adjusted based on the following formula:

EP1	=	EP0 x	OS0
OS1

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date (as defined below) for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the ex-date for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment will become effective immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this clause (a) is declared or announced but not so paid or made, the exercise price will again be adjusted to the exercise price that would then be in effect if such dividend or distribution or subdivision or combination had not been declared or announced, as the case may be.

(b) The dividend or distribution to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness, rights or investor warrants to purchase our securities or our assets or property or cash (excluding any ordinary cash dividends declared by our Board of Directors or a duly authorized committee thereof and excluding any dividend, distribution or issuance covered by clauses (a) or (b) above), in which event the exercise price will be adjusted based on the following formula:

EP1	=	EP0 x	SP0 - FMV
SP0

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where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution;

SP0	=	the current market price; and

FMV	=	the fair market value (as determined in good faith by our Board of Directors or a duly authorized committee thereof), on the ex-date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness or property, rights or investor warrants so distributed or the amount of cash (other than in the case of ordinary cash dividends declared by our Board of Directors or a duly authorized committee thereof) expressed as an amount per share of our outstanding common stock.

Such decrease will become effective immediately after the open of business on the ex-date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the exercise price will again be adjusted to be the exercise price which would then be in effect if such distribution had not been declared or announced.

However, if the transaction that gives rise to an adjustment pursuant to this clause (b) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the NASDAQ Capital Market or any other national securities exchange or market, then the exercise price will instead be adjusted based on the following formula:

EP1	=	EP0 x	MP0
MP0 + FMV 0

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution;

FMV0	=	the average of the closing sale prices (as defined below) of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days commencing on, and including, the third trading day after the ex-date for such dividend or distribution; and

MP0	=	the average of the closing sale prices of our common stock over 10 consecutive trading days commencing on, and including, the third trading day after the ex-date for such dividend or distribution.

Such decrease will become effective immediately after the open of business on the ex-date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the exercise price will again be adjusted to be the exercise price which would then be in effect if such distribution had not been declared or announced.

Notwithstanding the foregoing, if an exercise price adjustment becomes effective on any ex-date as described above and a warrantholder that has exercised its investor warrants on or after such ex-date and on or prior to the related record date (as defined below) would be treated as the record holder of the shares of our common stock as of the related exercise date as described under “—No Rights as Stockholders” above based on an adjusted exercise price for such ex-date, then, notwithstanding the foregoing exercise price adjustment provisions, the exercise price adjustment relating to such ex-date will not be made for such exercising warrantholder. Instead, such warrantholder will be treated as if such warrantholder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

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The “current market price” means, in connection with a dividend, issuance or distribution, the volume weighted average price per share of our common stock for the 20 trading days ending on, but excluding, the earlier of the date in question and the trading day immediately preceding the ex-date for such dividend, issuance or distribution, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the NASDAQ Capital Market, or if our common stock or such other security is not listed on the NASDAQ Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which our common stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such trading day, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of our common stock during such 20 trading day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by our Board of Directors or a duly authorized committee thereof and reasonably acceptable to the warrant agent. If our common stock is not traded on the NASDAQ Capital Market or any U.S. national securities exchange or quotation system, the “current market price” will be the price per share of our common stock that we could obtain from a willing buyer for shares of our common stock sold by us from authorized but unissued shares of our common stock, as such price is reasonably determined in good faith by our Board of Directors or a duly authorized committee thereof.

The “ex-date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

The “closing sale price” means, as of any date, the last reported per share sales price of a share of our common stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the NASDAQ Capital Market, or if our common stock or such other security is not listed on the NASDAQ Capital Market, as reported by the principal U.S. national securities exchange or quotation system on which our common stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, our Board of Directors or a duly authorized committee thereof will make a good faith determination of the closing sale price.

(c) If we issue or sell shares of our common stock in a qualified financing at a price per share less than the applicable exercise price on the trading day immediately preceding such issuance or sale, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x	(OS0 + Y)
(OS0 + X)

where:

EP0   =              the exercise price in effect immediately prior to the open of business on the date of such issuance or sale (or deemed issuance);

EP1   =              the exercise price in effect immediately after the open of business on the date of such issuance or sale (or deemed issuance);

OS    =              the number of shares of common stock outstanding immediately prior to the open of business on the date of such issuance or sale (or deemed issuance);

X      =               the total number of shares of common stock issued or sold (or deemed issued) on such date; and

Y      =               the number of shares of common stock equal to the quotient of (A) the aggregate purchase price of the shares of common stock issued or sold (or deemed issued) and (B) the exercise price of the investor warrants on the trading day immediately preceding such issuance or sale (or deemed issuance).

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The term “qualified financing” means the sale by us of shares of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, provided that a qualified financing shall not include any of the following issuances by us: (i) shares of our common stock or options to purchase shares of our common stock issued to directors, officers, employees of or consultants of the Company or our subsidiaries for services rendered to the Company as described in the investor warrant agreement, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the warrantholders’ interests in the investor warrants; (ii) shares of our common stock issued upon the conversion or exercise of convertible securities or investor warrants (other than options covered by clause (i) above) issued prior to the issue date, provided that the conversion price of any such convertible securities or investor warrants (other than options covered by clause (i) above) is not lowered other than pursuant to anti-dilution (including price-based anti-dilution) features that are currently in existence as of the issue date and are not amended after the issue date, none of such convertible securities or investor warrants (other than options covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such convertible securities or investor warrants (other than options covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the warrantholders’ interests in the investor warrants; (iii) the shares of our common stock issuable upon conversion of the convertible notes or otherwise pursuant to the terms of the convertible notes; (iv) the shares of our common stock issuable upon exercise of the investor warrants; and (v) shares of our common stock, options, investor warrants and convertible securities issued pursuant to equipment purchases, strategic mergers or acquisitions of other assets or businesses, or strategic licensing or development transactions; provided that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by our Board of Directors, (y) the purchaser or acquirer of such shares of our common stock in such issuance solely consists of either (1) the actual participants in such strategic licensing or development transactions, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing persons, and (z) the number or amount (as the case may be) of such shares of our common stock issued to such person by us shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such assets or securities to be acquired by us (as applicable).

“approved stock plan” means any and all currently existing or future equity incentive plans or agreements providing for issuance, upon approval by our board of directors or a duly authorized committee or delegee thereof, of shares of our common stock, options to purchase our common stock or other securities of, or exchangeable for, the Company to the employees, officers, directors and/or consultants of the Company or its subsidiaries, in each case, that are approved by shareholders or are inducement plans under the rules and regulations of the principal market.

For the purpose of the above calculation, the number of shares of common stock outstanding immediately prior to the open of business on the date of such issuance or sale shall be calculated on a fully diluted basis, as if all then outstanding options, investor warrants and other convertible securities had been fully exercised or converted (and the resulting securities fully converted into shares of common stock, if so convertible) as of such date.

In the event we issue any options or convertible securities or fix a record date for the determination of holders of any class of securities then entitled to receive any such options or convertible securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of common stock issuable upon the exercise of such options or, in the case of convertible securities and options therefor, the conversion or exchange of such convertible securities, shall be deemed to be shares of common stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date. The consideration per share received by us for shares of Common Stock deemed to have been issued pursuant to this paragraph relating to options and convertible securities shall be determined by dividing:

(1)       the total amount, if any, received or receivable by us as consideration for the issuance of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to us upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by

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(2)       the maximum number of shares of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such options or conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities.

Notwithstanding the foregoing, if the terms of any option or convertible security, the issuance of which resulted in an adjustment to the exercise price of the investor warrants, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such option or convertible security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such option or convertible security) to provide for either (i) any increase or decrease in the number of shares of common stock issuable upon the exercise, conversion and/or exchange of any such option or convertible security or (ii) any increase or decrease in the consideration payable to us upon such exercise, conversion and/or exchange, then effective upon such increase or decrease becoming effective, the exercise price of the investor warrants computed upon the original issue of such option or convertible security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such exercise price as would have obtained had such revised terms been in effect upon the original date of issuance of such option or convertible security other than with respect to any investor warrants that have been exercised prior to the date of any such actions.

Amendment to Warrant Agreement. On May 23, 2017, the Company and the warrant agent under the investor warrant agreement entered an amendment to the warrant agreement. Under the amendment to the warrant agreement, a stock price measurement period, which could have resulted in changes to the exercise price of the investor warrants, ended on September 20, 2017, without any change to the then applicable exercise price of the investor warrants.

Prohibition on Variable Rate Transactions

Prior to September 23, 2017, we have agreed not to issue or sell or enter into any agreement to issue or sell, any common stock, options, investor warrants or convertible securities, after September 28, 2016, that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) and also exclusive of such formulations reflecting customary price-based anti-dilution provisions.

Adjustments to the Number of investor warrants

Concurrently with any adjustment to the exercise price described in paragraphs (a) to (b) under “—Adjustments to the Exercise Price” above, the number of investor warrants will be adjusted such that the number of investor warrants in effect immediately following the effectiveness of such adjustment will be equal to the number of investor warrants in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the exercise price in effect immediately prior to such adjustment and (ii) the denominator of which is the exercise price in effect immediately following such adjustment.

Discretionary Adjustments

We may from time to time, to the extent permitted by law and subject to applicable rules of the NASDAQ Capital Market, decrease the exercise price and/or increase the number of investor warrants by any amount for any period of at least 20 days. In that case, we will give the warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice will state the decreased exercise price and/or increased number of investor warrants and the period during which the decrease and/or increase will be in effect. We may make such decreases in the exercise price and/or increases in the number of investor warrants, in addition to those set forth above, as our Board of Directors or a duly authorized committee thereof deems advisable, including to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

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Restrictions on Adjustments

Except in accordance with the exercise price adjustment provisions above, the exercise price and the number of investor warrants for any warrant certificate will not be adjusted for the issuance by us of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

In addition, neither the exercise price nor the number of investor warrants will be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	for a change in the par value of our common stock;

•	to the extent that the adjustment would reduce the exercise price below the par value per share of our common stock; or

•	if we make provisions for the warrantholders to participate in any transaction described above under the heading “—Adjustments to the Exercise Price” without exercising their investor warrants on the same basis as holders of our common stock and with notice that our Board of Directors or a duly authorized committee thereof determines in good faith to be fair and appropriate.

No adjustment will be made to the exercise price, nor will any corresponding adjustment be made to the number of investor warrants, unless the adjustment would result in a change of at least 1% of the exercise price; provided that any adjustments that are less than 1% of the exercise price will be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the exercise price, will be made (i) annually, on July 10 of each year, (ii) immediately prior to the time of any exercise of investor warrants and (ii) five business days prior to the expiration date, unless, in each case, such adjustment has already been made.

If we take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon our plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the exercise price or the number of investor warrants then in effect will be required by reason of the taking of such record.

Certain Distributions of Rights and investor warrants; Stockholder Rights Plan

Rights or investor warrants distributed by us to all holders of our common stock, including under any stockholder rights plan (i.e., a poison pill), entitling the holders of our common stock to subscribe for or purchase shares of our capital stock, which rights or investor warrants, until the occurrence of a trigger event (a “trigger event”):

•	are deemed to be transferred with such shares of our common stock;

•	are not exercisable; and

•	are also issued in respect of future issuances of our common stock;

shall be deemed not to have been distributed for the purposes of the adjustments described above (and no adjustment to the exercise price or the number of investor warrants will be made) until the occurrence of the earliest trigger event, whereupon such rights and investor warrants shall be deemed to have been distributed and an appropriate adjustment (if required) to the exercise price and the number of investor warrants shall be made (subject in all respects to the restrictions described in the last paragraph of this subsection).

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If any such right or warrant is subject to events, upon the occurrence of which such rights or investor warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or investor warrants with such rights (subject in all respects to the restrictions described in the last paragraph of this subsection).

In addition, except as set forth in the last paragraph of this subsection, in the event of any distribution (or deemed distribution) of rights or investor warrants, or any trigger event or other event (of the type described in the immediately preceding paragraph) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the exercise price and the number of investor warrants under “—Adjustment of the investor warrants” was made (including any adjustment contemplated in the last paragraph of this subsection): (i) in the case of any such rights or investor warrants that will all have been redeemed or repurchased without exercise by the holders thereof, the exercise price and the number of investor warrants will be readjusted upon such final redemption or repurchase to give effect to such distribution or trigger event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of our common stock with respect to such rights or investor warrants (assuming such holder had retained such rights or investor warrants), made to all holders of our common stock as of the date of such redemption or repurchase; and (ii) in the case of such rights or investor warrants that will have expired or been terminated without exercise by the holders thereof, the exercise price and the number of investor warrants will be readjusted as if such rights and investor warrants had not been issued.

If we have a stockholder rights plan under which any rights are issued and it provides that each share of our common stock issued upon exercise of investor warrants at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights, then, prior to the separation of such rights from our common stock, the exercise price and the number of investor warrants will not be adjusted as described above. If, however, prior to any exercise of a warrant, such rights have separated from our common stock, the exercise price and the number of investor warrants will be adjusted at the time of separation as if we dividended or distributed to all holders of our common stock, our capital stock, evidences of our indebtedness, certain rights or investor warrants to purchase our securities or our other assets as described in paragraph (c) under “—Adjustments to the Exercise Price” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Deferral of Adjustments

In any case in which an adjustment to the exercise price under paragraphs (a) to (b) under “—Adjustments to the Exercise Price” above provides that an adjustment will become effective immediately after (i) the open of business on the ex-date for an event or (ii) the effective date (in the case of a subdivision or combination of our common stock) (each a “determination date”), we may elect to defer, until the later of the date the adjustment to the exercise price and number of investor warrants can be definitively determined and the occurrence of the applicable adjustment event (as defined below), (A) issuing to the warrantholder of any warrant exercised after such determination date and before the occurrence of such adjustment event, the additional shares of our common stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such adjustment event over and above our common stock issuable upon such exercise before giving effect to such adjustment and (B) paying to such warrantholder any amount in cash in lieu of any fractional share of our common stock or fractional warrant. For purpose of this paragraph, “adjustment event” means in any case referred to in clause (i) or clause (ii) hereof, the occurrence of such event.

Notice of Adjustments; Calculations Final

Whenever the exercise price or the number of investor warrants is adjusted, we will promptly notify the warrantholders of such adjustment.

We will be responsible for making all calculations called for under the investor warrants. These calculations include, but are not limited to, the exercise date, the current market price, the closing sale price, the net share settlement price, the exercise price, the number of investor warrants and the number of shares of our common stock or units of reference property (as defined below), if any, to be issued upon exercise of any investor warrants. We will make the foregoing calculations in good faith and, absent manifest error, our calculations will be final and binding on the warrantholders. We will provide a schedule of our calculations to the warrant agent.

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Failure to have Sufficient Authorized Shares

We have agreed to keep reserved for issuance a number of shares of our common stock at least equal to 100% of the maximum number of shares of common stock as shall be necessary to satisfy the number of shares under the investor warrants then outstanding (without regard to any limitations on exercise). This required reserve amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the warrantholders based on number of shares of common stock issuable upon exercise of investor warrants held by each warrantholder on the closing date. In the event that a warrantholder shall sell or otherwise transfer any of such warrantholder’s investor warrants, each transferee shall be allocated a pro rata portion of such warrantholder’s authorized share allocation.

If we fail to maintain sufficient authorized shares, then we have agreed to immediately take all action necessary to increase the authorized shares and, upon any exercise of a warrant to the extent as would be limited as to the issuance of common stock due to such authorized share failure, we have agreed, in addition to a settlement of the warrant in common stock to the extent not limited by an authorized share failure, to pay, within three (3) business days of the exercise date, an amount of cash in exchange for the cancellation of such investor warrants for shares of Common Stock that cannot be issued to the warrantholder at a price equal to the sum of the product of (x) such number of common stock that cannot be issued due to the authorized share failure and (y) the simple average of the daily VWAP for common stock for the ten consecutive VWAP trading days ending on and included the VWAP trading day immediately prior to the exercise date net of the related exercise price for such related shares of common stock that would have otherwise been issued (as may be adjusted to give effect for any related net share settlement in lieu of a full exercise of such warrant). We have also agreed to hold a meeting of our stockholders within sixty (60) days of the occurrence of such failure for the approval of an increase in the number of authorized shares of common stock.

“daily VWAP” means the per share volume-weighted average price of the common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[APPS <equity> AQR]” (or any successor thereto if such page it not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP trading day, determined, if practicable, using a volume-weighted average method, by an independent, nationally recognized investment banking firm retained by the Company for this purpose). The daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“VWAP trading day” means (a) a day on which (i) there is no VWAP market disruption event and (ii) trading in the common stock generally occurs on the relevant stock exchange or (b) if the common stock (or any other security for which a daily VWAP must be determined) is not listed or traded on any exchange or other market, a business day.

“VWAP market disruption event” means (a) the relevant stock exchange fails to open for trading or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the common stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the common stock or in any options contracts or future contracts relating to the common stock.

Consolidation, Merger and Sale of Assets

Subject to the rights of the warrantholders (see “Fundamental Transactions” below), we may, without the consent of the warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of us and our subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions so long as:

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•	the successor assumes all of our obligations under the investor warrant agreement and the investor warrants; and

•	we provide written notice of such assumption to the warrant agent.

Fundamental Transactions

If, at any time while any investor warrants remain outstanding and unexercised a “fundamental transaction” occurs, then, and in such event only if such fundamental transaction is consummated and in full satisfaction of any and all amounts otherwise payable upon exercise of such unexercised warrant, we or any successor entity (as the case may be) shall be obligated to redeem, and the warrantholder shall have the right to receive, an amount equal to the Black Scholes value of such unexercised warrant less the exercise price. Payment of such amounts shall be made by us or such successor entity (or at their direction) to the warrantholder on or prior to the third business day after the later to occur of (x) the date of the consummation of such fundamental transaction or (y) the date that the Black Scholes value has been determined in accordance with the terms of the investor warrant agreement (but in no event later than ten business days after the date of the consummation of such fundamental transaction).

A “fundamental transaction” means (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Company’s subsidiaries or the Company’s or the Company’s subsidiaries’ employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of all outstanding classes of the Company’s common equity entitled to vote generally in the election of the Company’s directors; (ii) the consummation of (A) any share exchange, consolidation or merger involving the Company pursuant to which the common stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one or more of the Company’s subsidiaries; provided, however, that a share exchange, consolidation or merger transaction described in clause (A) above in which the holders of more than 50% of all shares of common stock entitled to vote generally in the election of the Company’s directors immediately prior to such transaction own, directly or indirectly, more than 50% of all shares of common stock entitled to vote generally in the election of the directors of the continuing or surviving entity or the parent entity thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction will not, in either case, be a Fundamental Transaction (provided, however, that if a transaction occurs that constitutes a Fundamental Transaction under both clause (i) and clause (ii) above, such transaction will be treated solely as a Fundamental Transaction under clause (ii) above) or (iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company.

The “Black Scholes value” means the value of the unexercised portion of a warrant remaining on the date of a warrantholder’s request pursuant to the investor warrant agreement, which value shall be determined by an independent nationally recognized investment bank or other qualified financial institution selected by the Board of Directors and shall be calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share of common stock equal to the greater of (1) the weighted average closing sale price of the common stock during the period beginning on the trading day immediately preceding the public announcement of the applicable fundamental transaction and ending on the third trading day immediately prior to the date of the consummation of the applicable fundamental transaction (provided, however, that if the consummation of the applicable fundamental transaction occurs prior to any public announcement of the applicable fundamental transaction, then such period shall be the 20 trading day period immediately preceding the third trading day prior to the consummation of the applicable fundamental transaction) and (2) the sum of the price per share being offered in cash in the applicable fundamental transaction (if any) plus the value of the non-cash consideration being offered in the applicable fundamental transaction (if any), (ii) a strike price equal to the exercise price in effect on the first business day immediately following the period referenced in the foregoing clause (i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to seven years, (iv) a zero cost of borrowing; (v) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (A) the public disclosure of the applicable fundamental transaction or (B) the consummation of the applicable fundamental transaction and (vi) such other assumptions as may be determined by such independent investment bank.

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We are required to provide each warrantholder with written notice of any fundamental Transaction no later than 20 days prior to the anticipated closing date of such fundamental transaction.

If holders of common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the warrantholder, if such warrantholder does timely exercise a warrant on or prior to the closing of such fundamental transaction shall be given the same choice as to the consideration available to holders of common stock, subject to the same terms and conditions, if any, otherwise applicable to holders of common stock.

Modification and Waiver

The investor warrant agreement may be modified or amended by us and the warrant agent, without the consent of the holder of any warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in the investor warrant agreement; provided that such modification or amendment does not adversely affect the interests of the warrantholders in any respect.

Modifications and amendments to the investor warrant agreement or to the terms and conditions of investor warrants may also be made by us and the warrant agent, and noncompliance with any provision of the investor warrant agreement or investor warrants may be waived, with the written consent of the warrantholders of investor warrants representing at least two-thirds of the aggregate number of investor warrants at the time outstanding.

However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each warrantholder affected:

•	change the expiration date;

•	increase the exercise price or decrease the number of investor warrants (except as explicitly set forth under “—Adjustments to the investor warrants”);

•	impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any warrant;

•	impair or adversely affect the exercise rights of warrantholders, including any change to the calculation or payment of the net share amount;

•	deprive any warrantholder of any economic rights that are expressly provided pursuant to the investor warrant agreement and/or the investor warrants; or

•	reduce the percentage of investor warrants outstanding necessary to modify or amend the investor warrant agreement.

In addition, there are additional restrictions on the modification of the exchange cap and maximum percentage, similar to those that apply to the convertible notes. See “Description of Convertible notes.”

We May Acquire investor warrants

We may, except as limited by applicable law, at any time purchase or otherwise acquire investor warrants at such times, in such manner and for such consideration as we may deem appropriate and will have agreed with the holder of such investor warrants provided that we have agreed that we will not reissue or resell such reacquired investor warrants.

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Governing Law

The validity, interpretation and performance of investor warrants and the investor warrant agreement are governed by New York law without giving effect to the principles of conflicts of laws thereof.

Information Regarding the warrant agent

Under the investor warrant agreement, U.S. Bank National Association is appointed to act as the warrant agent on our behalf in connection with the transfer, exchange, substitution, exercise and cancellation of the investor warrants and required to maintain a register recording the names and addresses of all registered holders of investor warrants. The warrant agent received a fee in exchange for performing these duties under the investor warrant agreement and will be indemnified by us for liabilities not involving negligence, willful misconduct or gross negligence and arising out of its service as warrant agent. The warrant agent and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Global investor warrants, Book-Entry, Settlement and Clearance

The Global investor warrants

The investor warrants (other than the investor warrants issued to the affiliated investors) are in the form of one or more global investor warrants registered as specified in the investor warrant agreement. Each of the global investor warrants have been deposited with the warrant agent as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Except as set forth below, a global warrant may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global warrant may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. We expect that under procedures established by DTC:

•	upon deposit of a global warrant with DTC’s custodian, DTC will credit portions of the aggregate number of investor warrants of the global warrant to the accounts of the DTC participants designated by the depositor; and

•	ownership of beneficial interests in a global warrant will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global warrant).

Beneficial interests in a global warrant may not be exchanged for investor warrants in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global investor warrants

All interests in the global investor warrants will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchaser is responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global warrant, that nominee will be considered the sole owner or holder of such global warrant for all purposes under the investor warrant agreement. Except as provided below, owners of beneficial interests in a global warrant will:

•	will not be entitled to have warrant certificates registered in their names;

•	will not receive or be entitled to receive a physical, certificated warrant; and

•	will not be considered the owners or holders of the global warrant

As a result, each investor who owns a beneficial interest in a global warrant must rely on the procedures of DTC to exercise any rights of a holder of a warrant under the investor warrant agreement (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments with respect to the investor warrants represented by a global warrant will be made by the warrant agent to DTC’s nominee as the registered holder of the global warrant. Neither we nor the warrant agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global warrant, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global warrant will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the number of investor warrants represented by the global warrant to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Certificated investor warrants

A global warrant registered in the name of DTC or its nominee will be exchanged for certificated investor warrants only if (i) DTC (A) has notified us that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to DTC registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by us within 90 days; or (ii) DTC is at any time unwilling or unable to continue as depositary and a successor to DTC is not able to be appointed by us within 90 days; or (iii) we in our sole discretion determine that a global warrant will be exchangeable for physical, certificated securities and notify the warrant agent in writing of our decision.

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SELLING SECURITY HOLDERS

The registration statement, of which this prospectus forms a part, relates to the possible resale of the convertible notes, investor warrants, and common stock underlying each of the convertible notes and the investor warrants, by the selling security holders named below. The notes and warrants were originally issued to BTIG, LLC (the “initial purchaser”) pursuant to an Initial Purchaser Agreement, dated September 23, 2016 (the “initial purchaser agreement”). Pursuant to the initial purchaser agreement, we originally sold $16 million aggregate principal amount of the convertible notes and also issued warrants expiring in 2020 to purchase 4,355,600 shares of our common stock. Such outstanding notes and warrants are, as of October 20, 2017, convertible or exercisable, respectively, into an aggregate of up to 11,686,978 shares of common stock. We have also included up to an additional 1,230,917 shares of common stock that may be issued as part of an early conversion payment in the event of an early conversion of the convertible notes in the event we are permitted to, and elect to, make such payment in the form of shares of our common stock in lieu of cash. Such additional number of shares was calculated as an estimate based upon the Indenture and an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

Pursuant to the registration rights agreement entered into between us and the initial purchaser for the benefit of the selling security holders, we agreed to file a registration statement, of which this prospectus forms a part, for the purpose of registering for resale the convertible notes, investor warrants, and common stock underlying each of the convertible notes and the investor warrants issued to the initial purchaser.

As of October 20, 2017, $6 million of convertible notes (out of the original $16 million issued) have been converted into an aggregate of 4,398,822 shares of our common stock. In connection with such conversions, we also paid an aggregate of $247,724 in cash and an aggregate of 644,196 in additional shares of our common stock as the early conversion payment relating to such conversions.

The tables and footnotes below sets forth certain information known to us, based upon written representations or confirmations from the selling security holders, with respect to the selling security holders and the beneficial ownership of our notes, investor warrants and shares of common stock underlying each held by the selling security holders as of October 20, 2017. The “Shares of Common Stock Beneficially Owned Prior to Offering” column includes the outstanding shares of common stock offered by this prospectus and the maximum number of shares of our common stock issuable upon exercise of the convertible notes and warrants in full for cash. Because the selling security holders may sell, transfer, or otherwise dispose of all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling security holders, or the amount or percentage of shares of our common stock that will be held by the selling security holders upon termination of any particular offering. Registration of the shares under the Securities Act does not require the selling security holders to sell any of the shares. See “Plan of Distribution.” For purposes of the table below, we assume that the selling security holders will sell all of their respective shares of common stock offered by this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling security holders have sole voting and investment power with respect to all notes, investor warrants, and shares of common stock that it beneficially owns, subject to applicable community property laws. Unless otherwise described in this prospectus, to our knowledge, the selling security holders have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the selling security holders, none of the selling security holders is a broker-dealer or an affiliate of a broker-dealer.

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Notes and Warrants Offered

Selling Security Holder	Principal Amount of Notes Offered	% of Outstanding Notes	Number of Warrants Offered	% of Outstanding Warrants
BTIG, LLC (1)	0	*	250,000	5.74%
Heights Capital Management, Inc. (2)	$1,750,000	17.5%	449,050	10.31%
Equitec Proprietary Markets, LLC (3)	$500,000	5.0%	128,300	2.95%
Intracoastal Capital, LLC (4)	$500,000	5.0%	128,300	2.95%
Talkot Fund, L.P. (5)	$3,000,000	30.0%	256,600	5.89%
Wolverine Flagship Fund Trading Limited (6)	$2,000,000	20.0%	513,200	11.78%
Daiwa America Strategic Advisors Corporation (7)	$1,000,000	10.0%	769,800	17.67%
BRC Partners Opportunity Fund, LP (8)	$500,000	5.0%	128,300	2.95%
Punch Micro Cap Partners, LLC (9)	$750,000	7.5%	192,450	4.42%
Pacific Capital Management, LLC (10)	$—	—	500,000	11.48%
Geode Capital Master Fund Ltd. (11)	$—	—	1,039,600	23.87%

* Denotes less than 1%.

(1) BTIG, LLC is a broker-dealer managed by Condor Trading LP, a limited partnership, which is managed by Condor GP LLC, a limited liability company. BTIG, LLC was the sole book runner in the private placement of the $16 million aggregate principal amount of the convertible notes and the accompanying warrants and received the 250,000 warrants as compensation for such services. Scott Kovalik and Steven Starker have voting or investment control with respect to the 250,000 warrants.

(2) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the securities held by CVI and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the securities held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the securities. Heights Capital Management, Inc. is an affiliate of a broker-dealer. We understand that Heights Capital Management, Inc. acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, Heights Capital Management, Inc. did not have any arrangements or understanding with any person to distribute such securities.

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(3) Equitec Proprietary Markets, LLC (“EPM”) is a broker-dealer managed by Equitec Group, LLC and, consequently, is deemed an underwriter. EPM has not provided investment banking services to the Company. EPM has informed the Company that the securities were acquired, and will be sold, for EPM’s own account. Daniel Asher (“Mr. Asher”) has voting control and investment discretion over the securities held by EPM. Mr. Asher is also a manager of Intracoastal Capital LLC (“Intracoastal”), and has shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. In the aggregate, Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 618,534 of the Company’s ordinary shares, which consists of (i) 62,119 of the Company’s ordinary shares held by EPM (ii) 366,569 of the Company’s ordinary shares issuable upon conversion of the notes held by EPM ($500,000 principal), (iii) an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the notes and (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by EPM. Mr. Asher may also be deemed to have beneficial ownership of the following not reflected in the table above for EPM: (i) 62,119 of the Company’s ordinary shares held by Intercoastal, (ii) 366,569 of the Company’s ordinary shares issuable upon conversion of the notes held by Intracoastal ($500,000 principal), (iii) an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the notes and (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. We understand that EPM acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein EPM did not have any arrangements or understanding with any person to distribute such securities.

(4) Mitchell P. Kopin (“Mr. Kopin”) and Mr. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Mr. Asher also has voting control and investment discretion over the securities held by EPM. In the aggregate, Mr. Asher and Mr. Kopin may each may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 618,534 of the Company’s ordinary shares, which consists of (i) 62,119 of the Company’s ordinary shares held by Intercoastal, (ii) 366,569 of the Company’s ordinary shares issuable upon conversion of the notes held by Intercoastal, (iii) an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the notes, and (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. Mr. Asher may also be deemed to have beneficial ownership of the following not reflected in the table above for Intercoastal (i) 62,119 of the Company’s ordinary shares held by EPM (ii) 366,569 of the Company’s ordinary shares issuable upon conversion of the notes held by EPM ($500,000 principal), (iii) an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the notes, and (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by EPM. Mr. Asher, who is manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. We understand that Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understanding with any person to distribute such securities.

(5) Talkot Fund, L.P. is managed by Talkot Capital, LLC. Thomas B. Akin is the Managing Member of the General Partner (Talkot Capital, LLC).  Accordingly, Thomas B. Akin holds investment control over the shares held by Talkot Fund, LP.

(6) Wolverine Flagship Fund Trading Limited is managed by Wolverine Asset Management, LLC as its investment manager, which is wholly owned by Wolverine Holdings, L.P. Voting or investment control over the securities held by Wolverine Flagship Fund Trading Limited is held by Christopher Gust, managing director of Wolverine Trading Partners, Inc., which is the general partner of Wolverine Holding, L.P. Mr. Gust is one of the two controlling shareholders of Wolverine Trading Partners, Inc. Wolverine Flagship Fund Trading Limited is an affiliate of a broker-dealer and we understand that Wolverine Flagship Fund Trading Limited acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein Wolverine Flagship Fund Trading Limited did not have any arrangements or understanding with any person to distribute such securities.

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(7) Voting or investment control over the securities held by Daiwa America Strategic Advisors Corporation (“Daiwa”) are held by the following directors and executive officers of Daiwa: Takayuki Sawano, Chairman and CEO, Naoki Suzuki, President and COO, and H. Lake Wise, Vice Chairman. Daiwa is an affiliate of a broker-dealer and we understand that Daiwa acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein Daiwa did not have any arrangements or understanding with any person to distribute such securities.

(8) BRC Partners Opportunity Fund, LP is an affiliate of a broker-dealer. We understand that BRC Partners Opportunity Fund, LP acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, BRC Partners Opportunity Fund, LP did not have any arrangements or understanding with any person to distribute such securities.

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(9) Punch Micro Cap Partners, LLC is managed by Punch & Associates Investment Management, Inc., which is managed by Howard D. Punch, Jr. Voting or investment control over the securities held by Punch Micro Cap Partners, LLC is held by Howard D. Punch, Jr. and John C. Carraux.

(10) Jonathan Glaser is the Managing Member of Pacific Capital Management, LLC and holds voting or investment control over the warrants held by Pacific Capital Management, LLC.

(11) Geode Capital Management LP is the investment manager of Geode Capital Master Fund Ltd. Mitch Livstone and Ted Blake, portfolio managers of Geode Capital Master Fund Ltd., hold voting or investment control over the warrants held by Geode Capital Master Fund Ltd.

Shares of Our Common Stock Offered (underlying the Notes and Warrants)

	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares	Shares Owned After Offering (2)
Selling Security Holder	Shares	%	Offered(1)	Shares	%
BTIG, LLC (3)	250,000	*	250,000	—	*
Heights Capital Management, Inc. (4)	1,947,451	2.72%	1,947,451	—	*
Equitec Proprietary Markets, LLC (5)	618,534	*	556,415	62,119	*
Intracoastal Capital, LLC (6)	618,534	*	556,415	62,119	*
Talkot Fund, L.P. (7)	2,825,288	3.94%	2,825,288	—	*
Wolverine Flagship Fund Trading Limited (8)	2,225,659	3.11%	2,225,659	—	*
Daiwa America Strategic Advisors Corporation (9)	1,626,030	2.27%	1,626,030	—	*
BRC Partners Opportunity Fund, LP (10)	1,605,965	2.24%	556,415	1,049,550	1.46%
Punch Micro Cap Partners, LLC (11)	834,622	1.16%	834,622	—	*
JMG Capital Management, LLC (12)	500,000	*	500,000	—	*
Geode Capital Management, LLC (13)	1,039,600	1.45%	1,039,600	—	*

* Denotes less than 1%.

(1)	The amounts set forth in this column are the numbers of shares of common stock that may be offered by the selling security holder using this prospectus including shares underlying the convertible notes and warrants owned by the selling security holder. These amounts do not represent any other shares of our common stock that the selling security holder may own beneficially or otherwise.

(2)	Assumes the sale of all of the shares offered by the selling security holder pursuant to this prospectus, including all of the shares of our common stock issuable upon exercise of the convertible notes and warrants. Based on 71,662,035 shares, which is the total number of shares of our common stock outstanding as of September 30, 2017.

(3)	BTIG, LLC is a broker-dealer managed by Condor Trading LP, a limited partnership, which is managed by Condor GP LLC, a limited liability company. BTIG, LLC was the sole book runner in the private placement of the $16 million aggregate principal amount of the convertible notes and the accompanying warrants and received the 250,000 warrants as compensation for such services. Scott Kovalik and Steven Starker have voting or investment control with respect to the 250,000 shares of common stock.

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(4)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the securities held by CVI and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the securities held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the securities. Heights Capital Management, Inc. is an affiliate of a broker-dealer. We understand that Heights Capital Management, Inc. acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, Heights Capital Management, Inc. did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes an estimated 215,410 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the convertible notes. The estimate of early conversion shares was based upon an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

(5)	Equitec Proprietary Markets, LLC (“EPM”) is a broker-dealer managed by Equitec Group, LLC and, consequently, is deemed an underwriter. EPM has not provided investment banking services to the Company. EPM has informed the Company that the securities were acquired, and will be sold, for EPM’s own account.. Daniel Asher (“Mr. Asher”) has voting control and investment discretion over the securities held by EPM. Mr. Asher is also a manager of Intracoastal Capital LLC (“Intracoastal”), and has shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. In the aggregate, Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 618,534 of the Company’s ordinary shares, which consists of (i) 62,119 of the Company’s ordinary shares held by EPM (ii) 366,569 of the Company’s ordinary shares issuable upon conversion of the notes held by EPM ($500,000 principal), (iii) an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the notes and (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by EPM. Mr. Asher may also be deemed to have beneficial ownership of the following not reflected in the table above for EPM: (i) 62,119 of the Company’s ordinary shares held by Intercoastal, (ii) 366,569 of the Company’s ordinary shares issuable upon conversion of the notes held by Intracoastal ($500,000 principal), (iii) an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the notes and (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. We understand that EPM acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein EPM did not have any arrangements or understanding with any person to distribute such securities. The estimate of early conversion shares was based upon an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

(6)	Mitchell P. Kopin (“Mr. Kopin”) and Mr. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Mr. Asher also has voting control and investment discretion over the securities held by EPM. In the aggregate, Mr. Asher and Mr. Kopin may each may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of 618,534 of the Company’s ordinary shares, which consists of (i) 62,119 of the Company’s ordinary shares held by Intercoastal, (ii) 366,569 of the Company’s ordinary shares issuable upon conversion of the notes held by Intercoastal, (iii) an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the notes, and (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by Intracoastal. Mr. Asher may also be deemed to have beneficial ownership of the following not reflected in the table above for Intercoastal (i) 62,119 of the Company’s ordinary shares held by EPM (ii) 366,569 of the Company’s ordinary shares issuable upon conversion of the notes held by EPM ($500,000 principal), (iii) an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the notes, and (iv) 128,300 of the Company’s ordinary shares issuable upon exercise of warrants held by EPM. Mr. Asher, who is manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. We understand that Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes an estimated 123,092 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the convertible notes by Intracoastal and EPM. The estimate of early conversion shares was based upon an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

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(7)	Talkot Fund, L.P. is managed by Talkot Capital, LLC. Thomas B. Akin is the Managing Member of the General Partner (Talkot Capital, LLC). Accordingly, Thomas B. Akin holds investment control over the shares held by Talkot Fund, LP. The amount of shares of common stock beneficially owned prior to this offering also includes an estimated 369,275 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the convertible notes. The estimate for early conversion shares was based upon an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

(8)	Wolverine Flagship Fund Trading Limited is managed by Wolverine Asset Management, LLC as its investment manager, which is wholly owned by Wolverine Holdings, L.P. Voting or investment control over the securities held by Wolverine Flagship Fund Trading Limited is held by Christopher Gust, managing director of Wolverine Trading Partners, Inc., which is the general partner of Wolverine Holding, L.P. Mr. Gust is one of the two controlling shareholders of Wolverine Trading Partners, Inc. Wolverine Flagship Fund Trading Limited is an affiliate of a broker-dealer and we understand that Wolverine Flagship Fund Trading Limited acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein Wolverine Flagship Fund Trading Limited did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes an estimated 246,183 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the convertible notes. The estimate for early conversion shares was based upon an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

(9)	Voting or investment control over the securities held by Daiwa America Strategic Advisors Corporation (“Daiwa”) are held by the following directors and executive officers of Daiwa: Takayuki Sawano, Chairman and CEO, Naoki Suzuki, President and COO, and H. Lake Wise, Vice Chairman. Daiwa is an affiliate of a broker-dealer and we understand that Daiwa acquired the securities being registered hereunder in the ordinary course of business, and at the time of acquisition of the securities described herein Daiwa did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes an estimated 123,092 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the convertible notes still outstanding. The estimate for early conversion shares was based upon an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

(10)	BRC Partners Opportunity Fund, LP is an affiliate of a broker-dealer. We understand that BRC Partners Opportunity Fund, LP acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities described herein, BRC Partners Opportunity Fund, LP did not have any arrangements or understanding with any person to distribute such securities. The amount of shares of common stock beneficially owned prior to this offering also includes an estimated 61,546 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the convertible notes. The estimate for early conversion shares was based upon an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

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(11)	Punch Micro Cap Partners, LLC is managed by Punch & Associates Investment Management, Inc., which is managed by Howard D. Punch, Jr. Voting or investment control over the securities held by Punch Micro Cap Partners, LLC is held by Howard D. Punch, Jr. and John C. Carraux. The amount of shares of common stock beneficially owned prior to this offering also includes an estimated 92,319 shares of common stock that may be issued as part of an early conversion payment upon the early conversion of the convertible notes. The estimate for early conversion shares was based upon an assumed early conversion in full on October 20, 2017 but may be materially more or less than the actual number of shares, if any, issuable in connection with an early conversion payment, depending on applicable trading prices of the shares utilized in the early conversion payment formula and/or if any such payments are made in the form of a cash payment.

(12)	Jonathan Glaser is the Managing Member of Pacific Capital Management, LLC and holds voting or investment control over the warrants held by Pacific Capital Management, LLC.

(13)	Geode Capital Management LP is the investment manager of Geode Capital Master Fund Ltd. Mitch Livstone and Ted Blake, portfolio managers of Geode Capital Master Fund Ltd., hold voting or investment control over the warrants held by Geode Capital Master Fund Ltd.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership, and disposition of the convertible notes, the investor warrants and the shares of the common stock underlying the convertible notes and the investor warrants. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations. Changes to, or differing interpretations of, any of the foregoing authorities subsequent to the date of this prospectus may affect the tax consequences described herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to any matters discussed in this section. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. If you are considering the purchase of the offered securities, you should consult your tax advisor with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion applies only to convertible notes that you purchase at the original “issue price.” Further, this discussion is limited to investors who hold securities as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address any alternative minimum tax considerations; the potential application of the Medicare contribution tax on net investment income; any U.S. federal tax consequences other than income tax consequences discussed herein or any U.S. federal estate, gift or generation skipping tax considerations; any state, local or foreign tax law; or any differing tax consequences applicable to special classes of investors, including but not limited to:

•	banks, thrifts or other financial institutions;

•	regulated investment companies or real estate investment trusts;

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•	dealers or traders in securities;

•	insurance companies;

•	retirement plans;

•	persons holding the offered securities as part of a “straddle”, hedge, conversion or other integrated transaction;

•	persons deemed to sell convertible notes or common stock under constructive sale provisions of the Code;

•	partnerships or other entities classified as a partnership for U.S. federal income tax purposes, or a partner in such partnership;

•	tax-exempt entities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	certain former citizens or residents of the U.S.;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	Non-U.S. holders (as defined below) that own, or are deemed to own, more than 5% of the common stock, or Non-U.S. holders that, on the date of any acquisition of any convertible notes, own convertible notes with a fair market value of more than 5% of the fair market value of the common stock.

As used herein, you are a “U.S. holder” if you hold any offering security and are:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it is subject to primary supervision of a U.S. court and the control of one or more U.S. persons, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, you are a “Non-U.S. holder” if you are not a U.S. holder and hold any offering security. Special rules apply to certain Non-U.S. Holders (or their owners), such as:

•	a nonresident alien individual;

•	a foreign corporation;

•	a partnership or other pass-through entity for U.S. federal income tax purposes; or

•	a foreign estate or trust.

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You may not be a Non-U.S. holder if you are a nonresident alien individual present in the United States for 183 days or more in a taxable year, or if you are a former citizen or former long term resident of the United States, in any of which cases you should consult your tax advisor regarding the U.S. federal income tax consequences of owning or disposing of a note, warrant or share of the common stock.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds any of the offered securities, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding such securities should consult their tax advisors.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, INCLUDING ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CONVERTIBLE NOTES, THE INVESTOR WARRANTS, OR THE SHARES OF OUR COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES AND THE INVESTOR WARRANTS ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Certain Tax Considerations of the convertible notes

Characterization of the convertible notes

For U.S. federal income tax purposes, we intend to treat the convertible notes as indebtedness that is subject to the “contingent debt regulations,” as described below. We intend to apply the contingent debt regulations to the convertible notes because of the possibility of our making contingent payments on the convertible notes that we believe are neither “remote” nor “incidental” within the meaning of the contingent debt regulations, including payments of contingent interest resulting from our election to pay interest in shares of our common stock. No assurances, however, can be provided that such characterization as contingent payment debt or our determination of the “projected payment schedule” (as described below) will be respected by the IRS or a court.

Certain aspects of the application of the contingent debt regulations are uncertain and holders should be aware that a different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the convertible notes. For example, pursuant to a different treatment, a holder may be required to accrue interest income at a higher or lower rate, may not recognize income, gain or loss upon conversion of a note into common stock, and may recognize capital gain or loss upon a taxable disposition of a note.

The remainder of this discussion assumes the treatment set forth above will apply to the convertible notes.

U.S. Holders of convertible notes

Interest Accruals on the convertible notes

Pursuant to the contingent debt regulations, each year a U.S. holder will be required to include in income original issue discount adjusted in the manner described below, regardless of such U.S. holder’s usual method of tax accounting. Such original issue discount will be based on the comparable yield to maturity of the convertible notes. This amount will differ from the interest payments actually received by a U.S. holder.

Pursuant to the contingent debt regulations the amount of original issue discount for each accrual period prior to and including the maturity date of the convertible notes equals:

•	the product of (a) the adjusted issue price (as defined below) of the convertible notes as of the beginning of the accrual period and (b) the comparable yield to maturity (as defined below) of the convertible notes, adjusted for the length of the accrual period;

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•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. holder held the convertible notes.

The “issue price” of a note is the first price at which a substantial amount of the convertible notes is sold for money to the public. The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the convertible notes.

The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the convertible notes. We have determined, solely for U.S. federal income tax purposes, that the comparable yield for the convertible notes is 15%, compounded semi-annually. The precise manner of calculating the comparable yield is not entirely clear. If our determination of the comparable yield were successfully challenged by the IRS, the actual yield could be materially greater or less than the comparable yield determined by us.

The contingent debt regulations require that we provide to U.S. holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (which we refer to as the projected payment schedule) on the convertible notes. This schedule must produce a yield to maturity that equals the comparable yield to maturity. The projected payment schedule includes estimates for contingent interest payments (including additional payments resulting from our ability to pay interest in shares of our stock) and an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any common stock (and the amount of any cash) received by a U.S. holder upon conversion will be treated as a contingent payment. U.S. holders may obtain the comparable yield and projected payment schedule by submitting a written request for such information to us at: Digital Turbine, Inc. 5885 Hollis Street, Suite 100, Emeryville, California 94608, Attention: Investor Relations.

A U.S. holder generally will be required to follow our determination of the comparable yield and projected payment schedule in determining its interest accruals and the adjustments thereto in respect of the convertible notes for U.S. federal income tax purposes. However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder may determine its own projected payment schedule provided that the holder satisfies certain income tax return disclosure and other requirements set forth in the contingent debt regulations.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. holder’s interest accruals and adjustments to interest accruals with respect of the convertible notes for U.S. federal income tax purposes. The comparable yield and projected payment schedule do not constitute a projection or representation by us regarding the actual amounts that will be paid on the convertible notes, or the value at any time of the common stock into which the convertible notes may be converted.

Adjustments to Interest Accruals on the convertible notes

If, during any taxable year, a U.S. holder of convertible notes receives actual payments with respect to the convertible notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. holder will treat a net positive adjustment as additional interest income in that taxable year. For these purposes, the payments in a taxable year include the fair market value of property (including our common stock) received in that year.

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If a U.S. holder receives in a taxable year actual payments with respect to the convertible notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. holders interest on the convertible notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. holder’s total interest income on the convertible notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the convertible notes or to reduce the amount realized on a sale, exchange, conversion, redemption or repurchase of the convertible notes.

Certain U.S. holders will receive IRS Forms 1099—OID, which report interest accruals on their convertible notes. .U.S. holders should be aware that these information statements may not take net negative or positive adjustments into account, and thus may understate or overstate the holders’ interest inclusions. U.S. holders are urged to consult their tax advisors as to whether, and how, such adjustments should be made to the amounts reported on any IRS Form 1099—OID.

Sale, Exchange, Conversion, Redemption or Repurchase of the convertible notes

Generally the sale, exchange, conversion, redemption or repurchase of a note will result in taxable gain or loss to a U.S. holder. The amount of gain or loss on a sale, exchange, conversion, redemption or repurchase of a note will be equal to the difference between:

•	the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any common stock received; and

•	the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the U.S. holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the convertible notes pursuant to the projected payment schedule (without regard to the actual amount paid).

As previously discussed under “—Adjustments to Interest Accruals on the convertible notes,” to the extent that a U.S. holder has any net negative adjustment carried forward, the U.S. holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange, conversion, redemption or repurchase of the convertible notes.

Gain recognized by a U.S. holder upon a sale, exchange, conversion, redemption or repurchase of a note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the note, and thereafter as capital loss (which will be long-term if the note has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. holder who sells convertible notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

A U.S. holder’s tax basis in common stock received upon conversion of a note will equal the then current fair market value of such common stock. The U.S. holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive Distributions

We may adjust the conversion rate of the convertible notes in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments that have the effect of increasing your proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to you.

If we were to make a distribution of cash or property (such as evidences of indebtedness or assets) to stockholders and the conversion rate of the convertible notes were increased pursuant to the anti-dilution provisions of the convertible notes indenture, such increase would be deemed to be a distribution to you. In addition, any other increase in the conversion rate of the convertible notes (including an adjustment to the conversion rate in connection with a make-whole fundamental change) may, depending on the circumstances, be deemed to be a distribution to you.

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In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of shares of the common stock or to holders of the convertible notes, if as a result of such failure the proportionate interest of our stockholders or the holders of the convertible notes (as the case may be) in our assets or earnings and profits is increased, notwithstanding the fact that the U.S. holder does not receive a cash payment.

Any deemed distribution will be taxed in the same manner as an actual distribution. See “—Taxation of Distributions” below. However, it is unclear whether any such deemed distribution would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. Additionally, because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we backup withhold on behalf of a U.S. holder (because such U.S. holder failed to establish any exemption from backup withholding), the withholding agent may set off any such payment against payments of cash and common stock payable on the convertible notes. You should consult your tax advisor as to the tax consequences of receiving constructive dividends.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate with or merge into another entity (as described above under “Description of Convertible notes—Merger, consolidation or sale of assets”). Depending on the circumstances, a change in the obligor of the convertible notes as a result of the consolidation or merger or a sale of all or substantially all of our assets could result in a deemed taxable exchange of a note to you and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

Non-U.S. Holders of convertible notes

Payments on the convertible notes

Subject to the discussion below in this section of the information reporting and backup withholding rules as applied to Non-U.S. holders, no withholding of U.S. federal income tax will apply to interest paid on a note to a Non-U.S. holder under the “portfolio interest exemption,” provided that:

•	you do not own, actually or constructively, ten percent (10%) or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	you are not a bank whose receipt of interest on the convertible notes in in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	you certify on a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or successor form), under penalties of perjury, that you are not a United States person;

•	such payments are not effectively connected with your conduct of a trade or business in the United States or, if a treaty applies, are not attributable to a permanent establishment maintained by you within the United States (see discussion below under “Certain Tax Considerations Applicable to the convertible notes and the investor warrants—Effectively Connected Income”); and

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•	our common stock continues to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code and we have not been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever is shorter. We believe that we have not been during the past five years, are not, and do not anticipate becoming, a U.S. real property holding corporation; however, no assurance can be given in this regard.

If you cannot satisfy all of these requirements, a 30% withholding tax will apply to interest income on the convertible notes, which will be withheld from payments on the convertible notes, to the extent thereof, unless either (i) an applicable income tax treaty reduces or eliminates such tax and you certify on a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or successor form), under penalties of perjury, that you are not a United States person and are entitled to the benefits of such treaty or (ii) interest on the convertible notes is effectively connected with your conduct of a trade or business in the United States as described below under “—Certain Tax Considerations Applicable to the convertible notes and the investor warrants—Effectively Connected Income” (in which case you will subject to tax with respect to interest on the convertible notes as described below under “—Certain Tax Considerations Applicable to the convertible notes and the investor warrants—Effectively Connected Income”). Non-U.S. holders should consult their tax advisors as to the impact of these withholding regulations.

Conversion, Sale, Exchange or Other Disposition of Convertible notes or Shares of our Common Stock

Subject to the discussions below under “—Certain Tax Considerations Applicable to the convertible notes and the investor warrants—Information Reporting and Backup Withholding” and “—Certain Tax Considerations Applicable to the convertible notes and the investor warrants— FATCA Withholding,” you generally will not be subject to U.S. federal income or withholding tax on gain realized upon conversion, sale, exchange or other disposition of the convertible notes or upon a sale, exchange or other disposition of shares of the common stock received upon a conversion of the convertible notes, unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States as described below under “—Certain Tax Considerations Applicable to the Convertible notes and the Investor warrants—Effectively Connected Income,” or, if a treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States;

•	in the case that you are a nonresident alien individual, you have been present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

In the case of the second bullet point, above, an individual Non-U.S. holder will be subject to U.S. federal income tax at a 30% rate, or at a lower rate specified in an applicable income tax treaty, on the gain derived from the sale or exchange, which gain may be offset by U.S. source capital losses, even though the holder is not otherwise considered a resident of the United States. In the case of the third bullet point, and as discussed above under “Payments on the convertible notes,” we believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

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Constructive Distributions

As discussed above in relation to U.S. holders, in certain circumstances, you may be deemed to receive a dividend as a result of an adjustment that has the effect of increasing your proportionate interest in our assets or earnings and profits. Any deemed dividend will be taxed in the same manner as an actual dividend. That is, such dividends generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty, subject to the discussions below under “—Certain Tax Considerations Applicable to the convertible notes and the investor warrants—Effectively Investor warrants—Effectively Connected Income,” “—Certain Tax Considerations Applicable to the convertible notes and the investor warrants—Information Reporting and Backup Withholding” and “—Certain Tax Considerations Applicable to the convertible notes and the investor warrants—FATCA Investor warrants—FATCA Withholding.” In the case of deemed dividends, any such withholding tax may be withheld from subsequent payments of cash or stock on the convertible notes. In order to obtain a reduced rate of withholding under an applicable income tax treaty, you will be required to provide a properly completed and duly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying your entitlement to benefits under a treaty. You should consult your tax advisor as to the tax consequences of receiving constructive dividends.

Certain Tax Considerations of the investor warrants

U.S. Holders of investor warrants

Conversion, Sale, Exchange or Other Disposition of investor warrants

In general, a U.S. holder of the investor warrants will recognize gain or loss upon the sale or exchange of a warrant in an amount equal to the difference between the amount realized (i.e., the amount of cash plus the fair market value of any other property received by the U.S. holder) on the sale or exchange and such holder’s adjusted tax basis in the warrant. In the case of a U.S. holder that acquires a note and warrant(s) as an investment unit, the issue price of the note must be allocated to the note and warrant(s) in proportion to their respective fair market values. Gain or loss attributable to the sale or exchange of the investor warrants will generally be capital gain or loss, and will be long-term capital gain or loss if such holder’s holding period in respect of the investor warrants is more than one year. The deductibility of capital losses is subject to limitations.

Exercise of the investor warrants

The tax consequences of a net share settlement exercise, or cashless exercise, of the investor warrants are not free from doubt. We expect that the exercise of investor warrants will be treated for U.S. federal income tax purposes as a recapitalization. In that case, a U.S. holder generally will not recognize gain or loss upon cashless exercise of the investor warrants except that the receipt of cash in lieu of a fractional share of common stock will generally be treated as if the holder received the fractional share and then received such cash in redemption of such fractional share. Such redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the common stock that is allocable to the fractional share. A U.S. holder will have a tax basis in the common stock received upon the exercise of the investor warrants equal to its tax basis in the investor warrants, less any amount attributable to any fractional share. See “Sale of investor warrants” above for a discussion of a U.S. holder’s initial tax basis in the investor warrants. If the cashless exercise is treated as a recapitalization, the holding period of common stock received upon the exercise of the investor warrants is expected to include the holder’s holding period for the investor warrants.

Despite the foregoing, the IRS could take the position that the cashless exercise of the investor warrants is not a recapitalization, but rather a taxable exchange resulting in gain or loss. The amount of gain or loss recognized on such deemed exchange and its character as short-term or long-term would depend on the position taken by the IRS regarding the nature of that exchange. As an example, if the IRS takes the position that the U.S. holder is treated as selling a portion of the investor warrants for cash that is used to pay the exercise price for the warrant, the amount of gain or loss will be the difference between that exercise price deemed paid and such U.S. holder’s basis attributable to the investor warrants deemed to have been sold. If the U.S. holder is treated as selling investor warrants, such U.S. holder would have long-term capital gain or loss if it has held the investor warrants for more than one year. Alternatively, if the U.S. holder is treated as selling underlying shares of our common stock, such U.S. holder would have short-term capital gain or loss. In either case, the holder would also recognize capital gain or loss in respect of the cash received in lieu of a fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. holder’s tax basis attributable to such fractional share. The deductibility of capital losses is subject to limitations.

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Rather than the above, the IRS could treat the U.S. holder as exchanging the investor warrants for shares of our common stock received on exercise in a fully taxable transaction, in which case the amount of gain or loss will be the difference between (i) the fair market value of our common stock (plus any cash in lieu of fractional shares) received on exercise and (ii) the holder’s basis in the investor warrants. In that case, the U.S. holder would have long-term capital gain or loss if it has held the investor warrants for more than one year, and would have a tax basis in the shares of our common stock received equal to their fair market value. Long-term capital gain recognized by an individual U.S. holder generally is taxed at preferential rates.

Please consult your tax advisor concerning these and other possible characterizations of the cashless exercise of the investor warrants.

Expiration of the investor warrants

Upon the expiration of the investor warrants, a U.S. holder will recognize a loss equal to the holder’s adjusted tax basis in the investor warrants. Such loss will generally be a capital loss, and will be a long-term capital loss if the warrant has been held for more than one year on the date of expiration. The deductibility of capital losses is subject to limitations.

Adjustments Under the investor warrants

Pursuant to the terms of the investor warrants, the exercise price at which the common stock may be purchased and/or the number of investor warrants represented by each certificate is subject to adjustment from time to time upon the occurrence of certain events. Under Section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of the holder of investor warrants may be treated as a distribution with respect to any U.S. holder of investor warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain circumstances, an adjustment pursuant to the terms of the investor warrants may be treated as a taxable distribution to the holder to the extent of our current or accumulated earnings and profits, even if the holder does not receive any cash (or other property). In the event of such a deemed taxable distribution, a U.S. holder’s basis in its investor warrants will be increased by an amount equal to the deemed taxable distribution.

The rules with respect to adjustments are complex, and U.S. holders should consult their tax advisors in the event of an adjustment.

Non-U.S. Holders of investor warrants

Conversion, Sale, Exchange or Other Disposition of investor warrants

Subject to the discussions below under “—Certain Tax Considerations Applicable to the Convertible notes and the Investor warrants—Information Reporting and Backup Withholding” and “—Certain Tax Considerations Applicable to the convertible notes and the investor warrants— FATCA Withholding,” you generally will not be subject to U.S. federal income or withholding tax on gain realized upon sale, exchange or other disposition of the investor warrants (including any gain potentially recognizable on an exercise) unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States as described below under “—Certain Tax Considerations Applicable to the Convertible notes and the Investor warrants—Effectively Connected Income,” or, if a treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States;

•	in the case that you are a nonresident alien individual, you have been present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (b) you have held, directly or indirectly, at any time during such period, more than 5% of the common stock and (c) you are not eligible for any treaty exemption.

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If the Non-U.S. holder is an individual and is described in the first bullet above, such Non-U.S. holder will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. holder was a U.S. holder, as described in “—U.S. holders of investor warrants—investor warrants” above. If the Non-U.S. Holder is an individual and is described in the second bullet above, such Non-U.S. holder will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S.-source capital losses (even though such Non-U.S. holder is not considered a resident of the U.S.). If the Non-U.S. holder is a corporate Non-U.S. holder and is described in the first bullet above, it will be subject to tax on its gain under regular graduated U.S. federal income tax rates in the same manner as if it was a U.S. holder and, in addition, may be subject to the branch profits tax on its effectively connected earnings and profits at a rate of 30% (or at such lower rate as may be specified by an applicable income tax treaty).

We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Adjustments Under the investor warrants

To the extent an adjustment to the exercise price at which the common stock may be purchased and/or the number of investor warrants is treated as a taxable distribution as described under “—U.S. holders of Investor warrants—Adjustments Under the investor warrants,” a Non-U.S. holder will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the deemed taxable distribution (even though no cash will be received), unless the Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, you will be required to provide a properly completed and duly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying your entitlement to benefits under a treaty. You should consult your tax advisor as to the tax consequences of receiving constructive dividends

Taxable distributions that are effectively connected with your conduct of a trade or business within the U.S. or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are generally not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if you were a U.S. resident. Special certification and disclosure requirements, including the proper completion and due execution of IRS Form W-8ECI (or any successor form), must be satisfied for effectively connected income to be exempt from withholding (but not U.S. income taxation generally). If a Non-U.S. holder is a foreign corporation, any such effectively connected distributions received by such Non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If withholding tax applies, such tax may be set off against shares of our common stock to be delivered upon the exercise of investor warrants.

U.S. Holders of Shares

Taxation of Distributions

Distributions, if any, paid on shares of our common stock, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in your income and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of your investment, up to your tax basis in your shares of the common stock. Any remaining excess will be treated as a capital gain. If you are a non-corporate U.S. holder, dividends received by you will be eligible to be taxed at reduced rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements.

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Sale, Exchange or Other Taxable Disposition of common stock

Upon the sale, exchange or other taxable disposition of shares of our common stock, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the shares of the common stock. Gain or loss realized on the sale or other taxable disposition of shares of the common stock will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the shares have been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates, with currently a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders of our common stock

Taxation of Distributions

A Non-U.S. holder will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the taxable distribution, unless the Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable treaty. The taxable portion of a distribution, i.e., the part that constitutes a dividend, is determined in the same manner for both U.S. and non-U.S. holders, except that distributions in excess of the sum of our earnings and profits and your adjusted tax basis in the common stock, will not be subject to U.S. federal income tax as a capital gain or otherwise.

In order to obtain a reduced rate of withholding under an applicable income tax treaty, you will be required to provide a properly completed and duly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying your entitlement to benefits under a treaty. You should consult your tax advisor as to the tax consequences of receiving constructive dividends.

Taxable distributions that are effectively connected with your conduct of a trade or business within the U.S. or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are generally not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if you were a U.S. resident. Special certification and disclosure requirements, including the proper completion and due execution of IRS Form W-8ECI (or any successor form), must be satisfied for effectively connected income to be exempt from withholding (but not U.S. income taxation generally). If a Non-U.S. holder is a foreign corporation, any such effectively connected distributions received by such Non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Disposition of our common stock

Subject to the discussions below under “—Certain Tax Considerations Applicable to Non-U.S. holders of convertible notes, investor warrants and our common stock—Information Reporting and Backup Withholding” and “—Certain Tax Considerations Applicable to Non-U.S. holders of convertible notes, investor warrants and our common stock— FATCA Withholding,” you generally will not be subject to U.S. federal income or withholding tax on gain realized upon the sale, exchange or other disposition of shares of the common stock, unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States as described below under “—Certain Tax Considerations Applicable to the Convertible notes and the Investor warrants—Effectively Connected Income,” or, if a treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States;

•	in the case that you are a nonresident alien individual, you have been present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

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•	we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

In the case of the second bullet point, above, an individual Non-U.S. holder will be subject to U.S. federal income tax at a 30% rate, or at a lower rate specified in an applicable income tax treaty, on the gain derived from the sale or exchange, which gain may be offset by U.S. source capital losses, even though the holder is not otherwise considered a resident of the United States. In the case of the third bullet point, and as discussed above under “Payments on the convertible notes,” we believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

Certain Tax Considerations Applicable to Non-U.S. Holders of convertible notes, investor warrants and our common stock

FATCA Withholding

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) and applicable Treasury Regulations impose a 30% U.S. federal withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Department of Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. FATCA also generally imposes a 30% U.S. federal withholding tax on withholdable payments to a nonfinancial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. Such certification is provided on a properly completed and duly executed IRS Form W-8BEN-E (or successor form) under penalties of perjury.

“Withholdable payments” include payments of interest and dividend payments from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States, unless the payments of interest, dividends or gross proceeds are effectively connected with the conduct of a United States trade or business and taxed as such. These withholding and reporting requirements currently apply with respect to interest (including OID) on the convertible notes and dividends on the common stock and will apply to gross proceeds on the sale or other taxable disposition of the convertible notes, investor warrants or common stock occurring after December 31, 2018. A foreign financial institution located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult their own tax advisors regarding the application of withholding under FATCA to the convertible notes and common stock.

Under certain circumstances, a Non-U.S. holder may be eligible for a refund or credit of such taxes. Prospective holders are encouraged to consult with their tax advisors regarding the possible implications of these rules and implementation of related Treasury Regulations on their investment in the offered securities.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments on the convertible notes, dividends on shares of the common stock and proceeds received from a sale or other taxable disposition of the convertible notes, investor warrants or shares of the common stock, unless you are an exempt recipient. The reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the convertible notes, investor warrants or shares of our common stock may also be made available to the tax authorities in the country in which you are a resident under the provisions of an applicable income tax treaty or information sharing agreement.

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As a Non-U.S. holder of convertible notes, investor warrants and/or shares, you may be subject to backup withholding on payments of interest and dividends. U.S. backup withholding (currently at a rate of 28%) is imposed on certain payments to U.S. persons that fail to furnish a taxpayer identification number and to provide the information required under the U.S. information reporting requirements, but also applies to non-U.S. persons in certain cases. As a Non-U.S. holder, you can avoid backup withholding with respect to payments on the convertible notes, distributions on shares of the common stock and proceeds received from a sale or other taxable disposition of the convertible notes, investor warrants or shares of the common stock if you:

•	furnish to the payor or broker a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable and/or successor forms, certifying, under penalties of perjury, your status as a non-U.S. person;

•	furnish to the payor or broker other documentation, satisfactory in form and content to such person and upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury Regulations; or

•	you otherwise establish an exemption to the satisfaction of the payor or broker.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided that the required information or returns are timely filed by the holder with the IRS.

Effectively Connected Income

If you are engaged in a trade or business in the U.S. (or if you maintain a permanent establishment in the U.S. under an applicable tax treaty) and the payments on the convertible notes, distributions on shares of the common stock and proceeds received from a sale, exchange or other taxable disposition of the convertible notes, investor warrants and/or shares of the common stock are effectively connected with the conduct of that trade or business (or is attributable to a U.S. permanent establishment under an applicable tax treaty), you will be subject to U.S. federal income tax on the interest, dividends and gains on a net income basis in the same manner as if you were a U.S. holder. In that case, you will be exempt from withholding tax on interest, dividends, and certain other payments discussed above, but you must furnish a properly completed and duly executed IRS Form W-8ECI in order to claim the exemption from withholding. You are urged to consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of convertible notes, investor warrants and shares of the common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a Non-U.S. holder that is a corporation.

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PLAN OF DISTRIBUTION

The selling security holders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell our notes, investor warrants, and the shares of our common stock underlying each directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The notes, investor warrants, and the shares of common stock underlying each may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	that are privately-negotiated;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the selling security holders of derivative securities);

•	through the settlement of short sales;

•	in the case of shares of our common stock, on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including NASDAQ;

•	any other method permitted by applicable law; or

•	any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In connection with sales of the convertible notes, investor warrants and the shares of common stock underlying each or otherwise, the selling security holders may (i) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the convertible notes, investor warrants and the shares of common stock underlying each in the course of hedging positions they assume, (ii) sell the convertible notes, investor warrants and the shares of common stock underlying each short and deliver the convertible notes, investor warrants and the shares of common stock underlying each to close out short positions, (iii) loan or pledge the convertible notes, investor warrants and the shares of common stock underlying each to broker-dealers or other financial institutions that in turn may sell the convertible notes, investor warrants and the shares of common stock underlying each, (iv) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the convertible notes, investor warrants and the shares of common stock underlying each, which the broker-dealer or other financial institution may resell pursuant to this registration statement, or (v) enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

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The aggregate proceeds to the selling security holders from the sale of the convertible notes, investor warrants, and the shares of common stock underlying each offered by them hereby will be the purchase price of the relevant convertible notes, investor warrants, and the shares of common stock underlying each less discounts and commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the convertible notes, investor warrants, and the shares of common stock underlying each to be made directly or through agents. We will not receive any of the proceeds from this offering. However, we may receive up to approximately $5.9 million in gross proceeds from the exercise of the investor warrants offered under this prospectus.

Our common stock is listed for trading on NASDAQ under the symbol “APPS”. There is no public market for the convertible notes or the warrants and we do not intend to list the convertible notes or the warrants on any securities exchange or any quotation system.

In order to comply with the securities laws of some states, if applicable, the convertible notes, investor warrants, and the shares of common stock underlying each may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the convertible notes, investor warrants, and the shares of common stock underlying each may not be sold unless (i) the convertible notes, investor warrants, and the shares of common stock underlying each to be sold have been registered or qualified for sale, or (ii) an exemption from such registration or qualification requirements with respect to such convertible notes, investor warrants, and the shares of common stock underlying each is available and is complied with.

The selling security holders and any broker-dealers or agents that participate in the sale of the convertible notes, investor warrants, and the shares of common stock underlying each may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Profits on the sale of the convertible notes, investor warrants, and the shares of common stock underlying each by selling security holders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of the convertible notes, investor warrants, and the shares of common stock underlying each by the selling security holders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc. Rule 5110 must not be unfair or unreasonable as determined pursuant to such rule. Selling security holders who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling security holders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the convertible notes, investor warrants, and the shares of common stock underlying each against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling security holders against certain liabilities, including liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in this registration statement.

The selling security holders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the convertible notes, investor warrants, and the shares of common stock underlying each by the selling security holders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the convertible notes, investor warrants, and the shares of common stock underlying each to engage in market-making activities with respect to the particular convertible notes, investor warrants, and the shares of common stock underlying each being distributed for a period of up to five business days before the distribution.

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To our knowledge, there are currently no plans, arrangements or understandings between any selling security holder and any underwriter, broker-dealer or agent regarding the sale of the convertible notes, investor warrants, and the shares of common stock underlying each by the selling security holders.

A selling security holder may decide not to sell any of the convertible notes, investor warrants, and the shares of common stock underlying each described in this registration statement. We cannot make any assurances that any selling security holder will use this registration statement to sell any or all of the convertible notes, investor warrants, and the shares of common stock underlying each. Any convertible notes, investor warrants, and the shares of common stock underlying each which qualify for sale pursuant to an exemption from the registration requirements of the Securities Act, including Rules 144 or 144A thereunder, may be sold pursuant to such exemptions rather than pursuant to this registration statement. In addition, a selling security holder may transfer, devise or gift the convertible notes, investor warrants, and the shares of common stock underlying each by other means not described in this registration statement to the extent such other means are permitted by the applicable law.

With respect to a particular offering of any of the convertible notes, investor warrants, and the shares of common stock underlying each, to the extent required, a post-effective amendment to this registration statement will be prepared and will set forth the following information:

•	the convertible notes, investor warrants, and the shares of common stock underlying each to be offered and sold;

•	the names of the selling security holders;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting, compensation from the selling security holders.

We will pay all of our expenses and certain expenses incurred by the selling security holders incidental to the registration, offering and sale of the convertible notes, investor warrants, and the shares of common stock underlying each, but each selling security holder will be responsible for its respective share of the payment of any commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

We have agreed with the selling security holders to keep this registration statement effective until the earlier of (i) the date on which there are no outstanding convertible notes, investor warrants, or shares of common stock underlying each, (ii) the date on which all of the convertible notes, investor warrants, and the shares of common stock underlying each have been sold pursuant to this registration statement or pursuant to Rule 144 under the Securities Act, or (iii) March 28, 2021.

LEGAL MATTERS

The validity of the securities registered hereunder has been passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Manatt, Phelps & Phillips, LLP owns 382,144 shares of common stock and investor warrants to purchase an additional 23,214 shares of common stock of the Company. Certain matters under Australian law have been passed upon for us by Corrs Chambers Westgarth. Certain matters under Israeli law have been passed upon for us by Herzog Fox & Neeman.

EXPERTS

Our consolidated financial statements as of March 31, 2016 and 2017, and for each of the three years in the period ended March 31, 2017 have been incorporated by reference herein in reliance upon the reports of SingerLewak LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth various expenses that will be incurred in connection with this offering as it relates to this Registration Statement. All the amounts shown are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$3,559.87	*
Accounting fees and expenses	$12,000
Legal fees and expenses	$18,000
Printing and miscellaneous fees and expenses	$5,000
Total	$38,559.87

* Previously paid.

Item 15.	Indemnification of Directors and Officers

We are a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the Delaware Law provides that the provisions are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in our certificate of incorporation, as amended, and the indemnification provision included in our bylaws, as amended, are consistent with Delaware Law Sections 102(b)(7) and 145. We have purchased directors and officers liability insurance.

Section 145 of the Delaware Law authorizes courts to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our certificate of incorporation, as amended, and our bylaws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, we enter into indemnification agreements with our officers and directors in the ordinary course.

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Item 16.	Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 1, 2017.

DIGITAL TURBINE, INC.

By:	/s/ William Stone
William Stone
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ William Stone	Chief Executive Officer	December 1, 2017
William Stone	(Principal Executive Officer)

/s/ Barrett Garrison	Chief Financial Officer	December 1, 2017
Barrett Garrison	(Principal Financial Officer)

/s/ David Wesch	Principal Financial Officer	December 1, 2017
David Wesch	(Principal Accounting Officer)

*	Chairman of the Board	December 1, 2017
Rob Deutschman

*	Director	December 1, 2017
Paul Schaeffer

*	Director	December 1, 2017
Christopher Rogers

*	Director	December 1, 2017
Mohan S. Gyani

*	Director	December 1, 2017
Jeff Karish

* By:	/s/ William Stone
William Stone
Attorney-in-fact

SIGNATURES OF GUARANTORS

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 1, 2017.

DIGITAL TURBINE USA, INC. DIGITAL TURBINE MEDIA, INC. DIGITAL TURBINE ASIA PACIFIC PTY LTD.

By:	/s/ William Stone
William Stone
Chief Executive Officer

DIGITAL TURBINE (EMEA) LTD.

By:	/s/ William Stone
William Stone
Chief Executive Officer

By:	/s/ Revital Musalem
Revital Musalem
Controller

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ William Stone	(1)	December 1, 2017
William Stone

/s/ Barrett Garrison	(2)	December 1, 2017
Barrett Garrison

*	(3)	December 1, 2017
Jon Mooney

*	(4)	December 1, 2017
Kristie Brown

/s/ David Wesch	(5)	December 1, 2017
David Wesch

* By:	/s/ William Stone
William Stone
Attorney-in-fact

(1)	In his capacity as a director of Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd.

(2)	In his capacity as a director of Digital Turbine USA, Inc. and Digital Turbine Asia Pacific Pty Ltd.

(3)	In his capacity as a director of Digital Turbine Asia Pacific Pty Ltd.

(4)	In her capacity as a director of Digital Turbine Asia Pacific Pty Ltd.

(5)	In his capacity as Principal Accounting Officer of Digital Turbine USA, Inc., Digital Turbine Media, Inc., Digital Turbine (EMEA) Ltd. and Digital Turbine Asia Pacific Pty Ltd.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 13, 2014, by and among Mandalay Digital Group, Inc., DTM Merger Sub, Inc., and Appia, Inc., incorporated by reference to our Amended Current Report on Form 8-K/A (File No. 001-35958), filed with the Commission on November 18, 2014.

3.1	Certificate of Incorporation, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.2	Certificate of Merger merging Mediavest, Inc., a New Jersey corporation, with and into NeuMedia Media, Inc., a Delaware corporation, as filed with the Secretary of State of the State of Delaware, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.3	Certificate of Ownership merging Mandalay Digital Group, Inc. into Neumedia, Inc., dated February 2, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

3.4	Certificate of Amendment of Certificate of Incorporation, dated August 14, 2012, incorporated by reference to Appendix B of the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-10039), filed with the Commission on July 10, 2012.

3.5	Certificate of Amendment of Certificate of Incorporation, dated March 28, 2013, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013.

3.6	Certificate of Correction of Certificate of Amendment, dated April 9, 2013, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on April 18, 2013.

3.7	Certificate of Amendment of Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on January 13, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on January 16, 2015.

3.8	Bylaws, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007.

3.9	Certificate of Amendment of the Bylaws of NeuMedia, Inc., dated February 2, 2012, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 7, 2012.

3.10	Certificate of Amendment of the Bylaws dated March 6, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on March 11, 2015.

3.11	Amendment of Bylaws of Digital Turbine, Inc., adopted March 17, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on March 20, 2015.

4.1	Form of Warrant Relating to Equity Financing Binding Term Sheet, dated as of March 1, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

4.2	Form of Warrant Relating to Equity Financing Binding Term Sheets, dated as of March 5, 2012, incorporated by reference to our Annual Report on Form 10-K (File No. 000-10039), filed with the Commission on June 29, 2012.

4.3	Indenture, dated as of September 28, 2016, dated September 28, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

4.4	Supplemental Indenture, dated January 12, 2017, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed January 23, 2017.

4.4.1	Second Supplemental Indenture, dated May 23, 2017, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on May 24, 2017.

4.5	Form of 8.75% Convertible Notes due 2020, included in the Indenture, dated as of September 28, 2016, dated September 28, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

4.6	Warrant Agreement, dated as of September 28, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

4.6.1	First Amendment to Warrant Agreement, dated May 23, 2017, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on May 24, 2017.

4.7	Registration Rights Agreement, dated as of September 28, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

4.8	Form of Common Stock Certificate, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed December 23, 2016.

5.1	Opinion of Manatt, Phelps & Phillips, LLP, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed January 23, 2017.

5.2	Opinion of Corrs Chambers Westgarth, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed January 23, 2017.

5.3	Opinion of Herzog Fox & Neeman, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed January 23, 2017.

10.1	2007 Employee, Director and Consultant Stock Plan, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007. †

10.1.1	Form of Non-Qualified Stock Option Agreement, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on November 14, 2007. †

10.1.2	Amendment to 2007 Employee, Director and Consultant Stock Plan, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on February 12, 2008. †

10.1.3	Second Amendment to 2007 Employee, Director and Consultant Stock Plan., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on March 28, 2008. †

10.2	Warrant, dated December 23, 2011, made by NeuMedia, Inc. in favor of Adage Capital Management L.P., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-10039), filed with the Commission on February 24, 2012. †

10.3	Form of Indemnification with Directors and Executive Officers, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 10, 2012. †

10.4	Amended and Restated 2011 Equity Incentive Plan of Mandalay Digital Group, Inc., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.4.1	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement of Mandalay Digital Group, Inc, incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.4.2	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement of Mandalay Digital Group, Inc., incorporated by reference to our Current Report on Form 8-K (File No. 000-10039), filed with the Commission on May 30, 2012.

10.5	Share Purchase Agreement, dated August 11, 2012, as amended by a first amendment thereto, dated September 13, 2012 among Mandalay Digital Group, Inc., MDG Logia Holdings, Ltd., Logia Group, Ltd., and S.M.B.P. IGLOO Ltd., incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-10039), filed with the Commission on November 19, 2012.

10.6	Share Sale Agreement, dated April 12, 2013, among Digital Turbine Australia Pty Ltd, Digital Turbine, Inc., the Company, and certain other parties set forth therein, incorporated by reference to our Current Report on Form 8-K/A (File No. 000-10039) filed with the Commission on April 17, 2013.

10.7	Registration Rights & Lock Up Agreement, dated April 12, 2013 between the Company and various shareholders set forth therein, incorporated by reference to our Current Report on Form 8-K/A (File No. 000-10039) filed with the Commission on April 17, 2013.

10.8	Form of Equity Financing Binding Term Sheet dated May 23, 2013 with Windsor Media, Inc., incorporated by reference to our Current Report on Form 10-Q (File No. 001-35958) filed with the Commission on August 14, 2013.

10.9	Support Agreement, dated November 13, 2014, between Mandalay Digital Group, Inc. and its Stockholders, incorporated by reference Registrant’s Amended Current Report on Form 8-K/A (File No. 001-35958), filed with the Commission on November 18, 2014.

10.10	Unconditional Secured Guaranty and Pledge Agreement entered into by Digital Turbine, Inc. in favor of Silicon Valley Bank as of March 6, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on March 11, 2015.

10.11	API Service Agreement dated July 5, 2011 with Vodafone Hutchison Australia Pty Limited, incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-4/A (File No. 333-200695) filed with the Commission on January 28, 2015.

10.12	IT & Content Services Agreement dated October 11, 2011 with Telstra Corporation Limited, incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-4/A (File No. 333-200695) filed with the Commission on January 27, 2015.

10.13	Employment Agreement, effective July 8, 2014, between the Company and Andrew Schleimer, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on July 9, 2014. †

10.14	Employment Agreement, effective September 9, 2014, between the Company and William Stone, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on September 15, 2014. †

10.14.1	Amendment, effective May 26, 2016, to Employment Agreement between the Company and William Stone, incorporated by reference to our Current Report on Form 8-K (File No. 000-35988), filed with the Commission on June 1, 2016. †

10.15	Employment Agreement, effective February 10, 2015, between the Company and James Alejandro, incorporated by reference to our Current Report on Form 8-K (File No. 000-35988), filed with the Commission on February 11, 2015. †

10.16	Employment Agreement, effective August 31, 2016, between the Company and Barrett Garrison, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on August 31, 2016. †

10.17	Separation Agreement between Mandalay Digital Group, Inc. and Peter A. Adderton, dated January 15, 2015, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on January 16, 2015.

10.18	Board Equity Ownership Policy, as amended, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on June 25, 2014. †

10.19	Commercial Lease Agreement commencing on October 1, 2015, and ending on December 31, 2022 between Thomas C. Calhoon (Landlord) and Digital Turbine, Inc. (Tenant), incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 15, 2015.

10.20	Third Amended and Restated Loan and Security Agreement effective June 11, 2015 between Digital Turbine Media and Silicon Valley Bank, incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 15, 2015.

10.20.1	First Amendment dated November 30, 2015 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Current Report on Form 8-K (File No. 000-35958), filed with the Commission on December 4, 2015.

10.20.2	Consent and Second Amendment dated March 1, 2016 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 001-35958), filed with the Commission on August 9, 2016.

10.20.3	Third Amendment dated June 28, 2016 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958), filed with the Commission on June 30, 2016.

10.21	Intellectual Property License Agreement dated as of December 28, 2015 between Digital Turbine Media, Inc. and Sift Media, Inc., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.22	Publisher Agreement dated as of December 28, 2015 between Digital Turbine Media, Inc. and Sift Media, Inc., incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.23	Sift Media, Inc. Series Seed Convertible Preferred Stock Purchase Agreement dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.24	Employment Agreement between Sift Media, Inc. and Judson S. Bowman dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.25	Restricted Stock Purchase Agreement between Sift Media, Inc. and Judson S. Bowman dated as of December 28, 2015, incorporated by reference to our Quarterly Report on Form 10-Q (File No. 000-35958), filed with the Commission on February 9, 2016.

10.26	2008 Equity Incentive Plan for Appia, Inc., incorporated by reference to our Registration Statement on Form S-8 (File No. 333-202863), filed with the Commission on March 19, 2015.

10.27	Initial Purchaser Agreement, dated as of September 23, 2016, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on September 29, 2016.

10.28	Business Financing Agreement between Digital Turbine, Digital Turbine USA, Digital Turbine Media and Western Alliance Bank, dated May 23, 2017, incorporated by reference to our Current Report on Form 8-K (File No. 001-35958) filed with the Commission on May 24, 2017.

10.29	Software as a Service Agreement between Digital Turbine, Inc. and Cellco Partnership d/b/a Verizon Wireless, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed January 6, 2017 (confidential treatment was received as to certain portions of this exhibit).*

10.30	Letter Agreement with Silicon Valley Bank, dated August 12, 2016, incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958) filed with the Commission on June 14, 2017.

10.31	Security Agreement (Cash) with Silicon Valley Bank, dated August 12, 2016, incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958) filed with the Commission on June 14, 2017.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges. *

21.1	List of Subsidiaries, incorporated by reference to our Annual Report on Form 10-K (File No. 001-35958), filed with the Commission on June 14, 2017.

23.1	Consent of SingerLewak LLP. *

23.2	Consent of Manatt, Phelps & Phillips, LLP, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed January 23, 2017.

23.3	Consent of Corrs Chambers Westgarth, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed January 23, 2017.

23.4	Consent of Herzog Fox & Neeman, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed January 23, 2017.

24	Powers of Attorney, incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed December 23, 2016.

25	Form T-1 of U.S. Bank, N.A. (with respect to the indenture governing the convertible notes), incorporated by reference to our registration statement on Form S-1/A (File No. 333-214321) filed October 28, 2016.

❖ Filed herewith.
* Previously filed.
† Management contract or compensatory plan or arrangement.